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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                           FORM 8-K/A


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934



                        October 13, 2001
        Date of Report (Date of earliest event reported)


                    Commodore Minerals, Inc.
                   (d/b/a INTAC International)
     (Exact name of registrant as specified in its charter)



            Nevada          000-32621        98-0336945
        (State or other    (Commission     (IRS Employer
        jurisdiction of   File Number)     Identification
        incorporation)                          No.)



  Unit 1809, 18/F., Modern Warehouse
    6 Shing Yip Street, Kwun Tong
        Kowloon, Hong Kong                      N/A
 (Address of principal executive             (Zip Code)
             offices)


                         (852) 2385.8789
       Registrant's telephone number, including area code



                               N/A
  (Former name or former address, if changed since last report)

================================================================

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

Description of Acquisitive Transaction

     Pursuant to an Agreement and Plan of Reorganization dated October 13, 2001, we acquired ownership of all of the outstanding shares of Intac International Holdings Limited, a Hong Kong corporation, and its wholly owned subsidiary, New Tech Handels GmbH, a German corporation. We will refer to these businesses collectively as the "INTAC Operating Companies" throughout this Current Report. We issued 4,950,000 shares of our common stock to acquire 99% of these shares from Wei Zhou, our current Chief Executive Officer and a director. The remaining 1% of the stock of the INTAC Operating Companies was acquired from Ms. Yip Yin Kwan, an employee of the INTAC Operating Companies, for an additional 50,000 shares of our common stock. We determined the number of shares to be issued in the exchange after consideration of the relative values of each of the entities involved. In light of Mr. Zhou's control of, and interest in, the INTAC Operating Companies, the transaction involving them has been approved by Mr. Hans Schuld, individually, in his capacity as the then-existing sole disinterested director of the company. After the transaction, we added Mr. J. David Darnell as another qualified independent director to our company.

     A copy of the Reorganization Agreement was filed with the Securities and Exchange Commission as Exhibit 2.1 to the Current Report filed on Form 8-K on October 30, 2001. Please refer to this document for further information concerning the transaction involving the INTAC Operating Companies.

     Our decision to effect the acquisition of the INTAC
Operating Companies was based on the following factors:

     * we believe that we can create a publicly traded company that is a major distributor of mobile communications equipment worldwide;

     *    we believe that the combination of the INTAC Operating
          Companies and our company could enhance our ability to raise capital and broaden the base of our potential investors;

     *    we believe that our current status under the Securities
          Exchange Act of 1934 will provide us with a certain level of credibility in the markets and the industry generally;

     * we believe that our public company status will prove useful in attracting additional qualified personnel, including those motivated by stock options and similar stock-based incentives; and

     * we believe that the inclusion of our shares on the Over-The-Counter Bulletin Board ("OTCBB") system will result in our shares becoming more attractive to possible acquisition candidates.

     There can be no assurances that the acquisition by us of the INTAC Operating Companies will achieve the objectives of management.

Accounting Implications of the Acquisition of the INTAC
  Operating Companies

     As indicated above, Commodore Minerals was the legal acquiror of the INTAC Operating Companies and, accordingly, the Reorganization Agreement was effected through the issuance by Commodore Minerals of 5,000,000 shares of its common stock in exchange for 100% of the common

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stock then outstanding of the INTAC Operating Companies.
Nevertheless, for accounting purposes, the acquisition of the INTAC Operating Companies will be treated as a reverse acquisition of Commodore Minerals by the INTAC Operating
Companies.

     The purchase method of accounting was used in connection with the reverse acquisition of Commodore Minerals as described above. As such, the INTAC Operating Companies has been treated as the acquiror for accounting purposes. Consequently, the results of operations reported in the consolidated financial statements reflect the operations of the INTAC Operating Companies prior to October 13, 2001 (the date of acquisition) and reflect the combined operations of the INTAC Operating Companies and Commodore Minerals after that date.

     Please refer to "Item 8. CHANGE IN FISCAL YEAR" in this
Current Report for information concerning the transition reports we intend to file with the U.S. Securities and Exchange
Commission as a result of this reverse acquisition.

History

     Commodore Minerals was incorporated in the State of Nevada on September 20, 2000. Prior to consummation of the transactions contemplated by the Reorganization Agreement, we were involved in the process of exploring the value of our mineral property. Specifically, we maintained an option agreement, acquired November 20, 2000, pursuant to which we had the right to obtain a 51% interest in a mineral claim block owned by Gordon Keevil, a former director. The claim was located in the Cariboo Mining Division of British Columbia. At the time that we elected to enter into the Reorganization Agreement, we had not determined whether such property contained reserves that were economically recoverable.

     In order to earn the mineral interest, we were required to make cash payments and incur exploration expenditures as follows:

     Cash payments:

       *    $2,500 on execution of the agreement (paid)
       *    $10,000 by November 22, 2001
       *    $50,000 by November 22, 2002
       *    $75,000 by November 22, 2003
       *    $100,000 by November 22, 2004

     Exploration expenditures:

       *    $7,500 by October 31, 2001
       *    $100,000 by October 31, 2002
       *    $200,000 by October 31, 2003
       *    $300,000 by October 31, 2004
       *    $750,000 by October 31, 2005

     In connection with our decision to pursue a transaction involving the INTAC Operating Companies, we elected to terminate this mineral option. The option expired on October 11, 2001, without additional cost or liability to us.

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Business Risk Factors

     Investors considering acquiring the shares of our common stock after the acquisition of the INTAC Operating Companies should consider carefully the following business risk factors. Any of the following risks, as well as other risks and uncertainties that are not yet identified or that we currently believe are immaterial, could harm our business, financial condition and operating results, and could result in the complete loss of any investment.

                  RISKS RELATED TO OUR BUSINESS

     We are an early stage company and therefore our business and prospects are difficult to evaluate

     Intac International Holdings Limited and New Tech Handels GmbH, our operating subsidiaries, commenced initial operations in January 2001 and January 2000, respectively, although New Tech was not acquired by Intac International until September 2001. Therefore, the INTAC Operating Companies have not operated collectively for any appreciable period of time, nor do we have any meaningful operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the many risks, uncertainties, expenses, delays, and difficulties frequently encountered by companies in their early stages of development. Some of the risks and difficulties we expect to encounter include our ability to:

     * adapt and successfully execute our evolving and unpredictable business model;

     *    obtain favorable pricing on our inventory purchases;

     * sell our products outside of traditional distribution channels;

     *    manage our inventory costs and obsolescence risks;

     * manage and adapt to rapidly changing and expanding operations;

     * implement and improve operational, financial and management systems and processes;

     *    respond effectively to competitive developments;

     * raise the necessary capital to finance the growth of our operations;

     *    attract, retain and motivate qualified personnel; and

     *    manage each of the other risks set forth below.

     Because of our lack of operating history and the early stage of our development, we have limited insight into trends and conditions that may exist or might emerge and affect our business. We cannot be certain that our business strategy will be successful or that we will successfully address these risks.

     Our efficient distribution business model may not be successful which could result in the need to quickly change our growth strategy or business plan

     Our "efficient distribution" business model is premised upon our ability to acquire inventory in bulk at competitive prices and quickly resell the products into other geographic markets. We are a pure distribution business, and we do not currently offer any additional services or product enhancements to

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accompany the sale of our inventory. To the extent that customer preferences dictate that additional services or product enhancements are required to successfully compete in the wireless products industry, we may be forced to quickly change our business plan. While we attempt to distinguish ourselves based upon price and our ability to adapt to changes in market trends, many of our competitors couple their distribution of wireless communications products with product enhancements and services.

     We do not maintain sufficient redundant sources of supply at this time

     We have historically purchased substantially all of the cellular telephones (commonly referred to as "wireless handsets") resold by us from only a few wholesalers. Although we intend to seek out and obtain additional sources of supply in the near future, we do not currently have any commitments of supply from any other sources. Accordingly, we are currently dependent on our existing few suppliers to provide us with adequate inventories. To the extent that any manufacturers or distributors to existing or future suppliers terminate or modify the terms of their relationships with our suppliers to discourage resales by us, our suppliers may cease providing products to us at the favorable pricing that we currently enjoy. Any decrease in our number of suppliers, or in the terms available from them, could cause us to purchase inventory at higher prices.

     Our five largest customers represent a majority of our business and our success depends, in significant part, on our ability to retain them as customers

     Our largest customers represent a majority of our business. For the three and nine months ended September 30, 2001, our five largest customers represented 83% and 77% of our business respectively. We do not maintain contracts with these or any other of our customers. If any one or more of these customers were to reduce or stop purchasing products from us prior to the time that we were able to obtain significant additional customers and thereby reduce our reliance on them, our business, operating results and financial condition would be materially adversely affected. We cannot assure you that any of our principal customers will be customers of ours in future periods.

     We do not have any vendor or customer contracts which renders our supply and distribution channels particularly unstable

     We do not have any long-term agreements with our suppliers, and instead we acquire our inventory pursuant to purchase orders at prices that fluctuate frequently. In addition, we resell our inventory to various retail and wholesale distributors based upon purchase orders at varying prices, and we do not have any long-term contracts with any of our customers. Accordingly, our suppliers are not contractually obligated to sell to us in the future and our customers are not contractually obligated to buy from us in the future.

     Our business operates on a low-margin basis and our margins may be reduced in the future

     Our business operates on a high-volume, low-margin basis. Our ability to generate sales is based upon our having an adequate supply of products. The gross margins that we realize on sales of wireless handsets could be reduced due to increased competition or a growing industry emphasis on cost containment. In addition, we expect our operating expenses to increase significantly as we expand into new geographic markets and incur additional personnel, legal, accounting and other costs associated with operating as a public company. Therefore, our future profitability will depend on our ability to increase sales to cover our additional expenses. We may not be able to cause our sales rates to grow substantially. Even if our sales rates do increase, the gross margins that we receive from our sales may not be sufficient to make our future operations profitable.

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     We are subject to risks of inventory price declines and
obsolescence

     We purchase inventory at prices that fluctuate regularly, sometimes daily, based upon market conditions. Although we typically locate a buyer for all or some portion of a supply order prior to effecting a purchase from our suppliers, we necessarily assume inventory, price erosion and obsolescence risks for all unsold or unallocated products. These risks are especially significant because wireless telephone products generally are characterized by rapid technological change and obsolescence which affects customer demand. Our success will depend on our ability to purchase inventory at attractive prices relative to its resale value and our ability to turn our inventory rapidly through sales. Our initial operations have focused primarily on wholesale distribution networks, which generally have a shorter inventory cycle than retail sales. If we pay too much or hold inventory too long, we may be forced to sell our inventory at a discount or at a loss or write down its value.

     We are a small player in a highly competitive environment

     We compete with numerous well-established companies, many, if not most, of which are larger and have greater capital and management resources than we do. In certain markets, we face competition from manufacturers of products that we resell and from our own suppliers. We compete primarily on the basis of price, inventory availability, delivery time and our customer relationships. To the extent our competitors market the same or similar products and have superior financial resources, those competitors are better able to withstand substantial price competition and to implement extensive promotional programs. We expect price competition to increase in the future. Because of this intense competition, wholesale distributors, including our company, generally operate with low gross margins. Our ability to remain competitive will be largely dependent on our ability to control costs and protect profit margins, and to anticipate and respond to various competitive factors affecting the industry. Certain of these factors include new products introductions, changes in consumer preferences, demographic trends, international, national, regional and local economic conditions and discount pricing strategies implemented by competitors. In addition, our business plan could be adversely affected if product manufacturers elected to market wireless products directly to consumers rather than through distribution networks. The trend for direct sales by manufacturers to end-users has accelerated in the European Union, and therefore reduces the margins and business opportunities for companies like ours that resell a manufacturer's products. In addition, we face competition from network operators that discount the price of wireless communications products in connection with promotional efforts to sell wireless communications services. No assurance can be given that we will compete successfully in the wholesale distribution market, particularly as we enter new international markets.

     We will need additional financing, almost immediately, to grow our business

     Our inventory purchases generally require the payment in full of the purchase price of the inventory prior to its delivery. Therefore, our ability to grow our business and acquire additional inventory is dependent upon increasing our working capital resources. Notwithstanding the fact that we raised $3,000,000 in a private placement of our common stock on October 25, 2001, we intend to seek additional working capital almost immediately. We will need this additional financing, almost immediately, to grow our business. To the extent we are unable to increase our working capital assets, we will not be able to significantly increase our inventory purchases and accordingly, the growth of our sales could be restricted. In addition, we may expand to other geographic markets and the start-up costs for distribution and other marketing channels in new geographic markets will require additional capital. We do not currently have any lending arrangements with any banks or other third parties, nor do we have any commitments to obtain such an arrangement. We cannot assure you that additional financing will be available on favorable terms, or at all. If funds are not available when required for our working capital needs or other transactions, our ability to carry out our business plan could be adversely affected, and we may be required to scale back our growth and operations to reflect the extent of available funding. If we are able to arrange for credit facilities from lenders, the debt


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instruments are likely to include limitations on our ability to incur other indebtedness, to pay dividends, to create liens, to sell or purchase our capital stock, to sell assets or to make acquisitions or enter into other transactions. Such restrictions may adversely affect our ability to finance our future operations or capital needs or to engage in other business activities. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our stockholders will be reduced. These securities may have rights, preferences or privileges senior to those of our common stockholders. If we are unable to obtain substantial increases in our working capital resources, our ability to increase our revenues and profits will be materially and adversely affected.

     The growth we seek is rare and inherently problematic

     Substantial future growth will be required in order for us to realize our business objectives. Growth of this magnitude is rare, especially in weakened economic periods such as that currently experienced throughout the world. To the extent we are capable of growing our business as necessary, we expect that such growth will place a significant strain on our managerial, operational and financial resources. We must manage our growth, if any, through appropriate systems and controls in each of these areas. We must also establish, train and manage a much larger work force. If we do not manage the growth of our business effectively, our revenues and profits could be materially and adversely affected.

     Mr. Zhou controls our management and the outcome of any stockholder vote

     As of December 18, 2001, Mr. Zhou had voting power with respect to 11,950,000 shares, or 62.6%, of our common stock. As a result, Mr. Zhou controls all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as mergers, consolidations, sales of substantially all of our assets or a transaction that could result in our company ceasing to be publicly held. Mr. Zhou is also our Chief Executive Officer and a director of our company.

     We depend, almost entirely, on the services of Mr. Zhou

     Our success is substantially dependent on the efforts of Wei Zhou, our Chief Executive Officer. In addition to the fact that Mr. Zhou is our founder and the key contact with all of our most significant suppliers and customers, he is currently our only full-time executive officer. Therefore, we are almost entirely dependent on his services. The loss or interruption of the continued full-time service of Mr. Zhou would materially and adversely affect our business. We do not maintain key man insurance on the life of Mr. Zhou. To support our anticipated growth, we will be required to effectively recruit, develop and retain additional qualified management. If we are unable to attract and retain such necessary personnel, it could have a materially adverse effect on our growth.

     Our Acting Principal Financial and Accounting Officer is not a full-time employee

     James Stephens, our Vice President-Finance and Acting Principal Financial and Accounting Officer, is not a full-time employee. He performs services for us under a short-term Consulting Services Agreement, and we do not anticipate continuing to use his services after January 1, 2002. Accordingly, we are currently investigating an appropriate replacement for Mr. Stephens. Although we intend that Mr. Stephens' replacement will be a full-time senior financial officer, we do not currently have a senior financial executive devoting his or her full time and attention to the business of our company.

     If we experience problems in our distribution operations, we could lose customers

     In addition to inventory suppliers, we depend on several other third-parties over which we have limited control, including, in particular, freight forwarding companies and common carriers. We have no long-term relationships with any of these parties. We are therefore subject to risks, including risks of employee strikes and inclement weather, which could result in failures by such parties to provide services to us in a timely manner, which could damage our reputation.


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     Because of factors unique to us, the market price of our
common stock is likely to be particularly volatile

     Daily trading in our common stock has only recently commenced. Because of the manner in which we became a public company, the relatively few number of shares available for resale on the OTCBB, the early stage of our business and numerous other factors, the trading price of our common stock is likely to experience significant fluctuations in the future. In addition, actual or anticipated variations in our quarterly operating results; the introduction of new services, products or technologies by our suppliers or our competitors; changes in conditions or trends in the wireless telecommunications industry; changes in governmental regulation; or changes in securities analysts' estimates of our future performance or that of our competitors or our industry in general, all could affect future stock performance. Investors should not consider acquiring our common stock to the extent they are unable to absorb a complete loss of their investment.

     Our common stock is subject to the "penny stock" rules which may make it a less attractive investment

     Our common stock currently trades on the OTC Bulletin Board. Although we intend to file an application to list our stock on the Nasdaq Stock Market's National Market or SmallCap Market at some point in the future, we may not meet the initial listing standards for either of these markets for some time, if at all. Therefore, we cannot provide any assurances that a liquid trading market will exist at the time any investor desires to dispose of any shares of our common stock. In addition, our common stock may at any time be subject to the so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. An accredited investor is generally defined as an investor with a net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for the purchase and must have received the purchaser's written consent to the transaction prior to sale. Consequently, both the ability of a broker-dealer to sell our common stock and the ability of holders of our common stock to sell their securities in the secondary market may be adversely affected. The Securities and Exchange Commission has adopted regulations that define a "penny stock" to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is to sell the securities as a market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result of the additional suitability requirements and disclosure requirements imposed by the "penny stock" rules, an investor may find it more difficult to dispose of our common stock.

                  RISKS RELATED TO OUR INDUSTRY

     New technologies may reduce the demand for our products

     The technology relating to wireless handsets changes rapidly, and industry standards are constantly evolving, resulting in product obsolescence and short product life cycles. If other companies develop and commercialize new technologies or products in related market segments that compete with existing wireless technologies, it could materially change the types of products that we may be required to offer or result in significant price competition. Notwithstanding our model of efficient distribution, product obsolescence could result in significantly increased inventories of our unsold products. Furthermore, if we elect to stock our inventories in the future with any of these technologies and products, we will run the risk that our existing customers and consumers may not be willing, for financial or other reasons, to purchase new equipment necessary to utilize these new technologies. There is no assurance that new technologies will not reduce the demand for our products.

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     We may become subject to suits alleging medical risks
associated with our wireless handsets

     Lawsuits or claims have been filed or made against manufacturers of wireless handsets over the past years alleging possible medical risks, including brain cancer, associated with the electromagnetic fields emitted by wireless communications handsets. There has been only limited relevant research in this area, and this research has not been conclusive as to what effects, if any, exposure to electromagnetic fields emitted by wireless handsets has on human cells. Substantially all of our revenues are derived, either directly or indirectly, from sales of wireless handsets. Because of our participation in the distribution of wireless handsets, we may become subject to lawsuits filed by plaintiffs alleging various health risks from our products. If any future studies find possible health risks associated with the use of wireless handsets or if any damages claim against us is successful, it would likely have a material adverse effect on our business. Even an unsubstantiated perception that health risks exist could adversely affect our ability or the ability of our customers to market wireless handsets.

         RISKS ATTRIBUTABLE TO INTERNATIONAL OPERATIONS

     We are subject to risks of currency fluctuations and exchange restrictions
     Currency fluctuations, devaluations and exchange restrictions may adversely affect our liquidity and results of operations. A substantial portion of our business involves the purchase of wireless telephones in Europe for resale in Asia-Pacific. We attempt to manage the risk of foreign currency devaluation by holding those wireless telephone products which are not allocated to a particular customer in inventory for a short time (typically less than 30 days) and by requiring our customers to pay cash (in local currency) for the full price of an order upon delivery. To the extent that our inventory cycle increases, the risks of currency fluctuations decreasing our gross margins on sales of our products will increase. In addition, in some countries, local currencies may not be readily converted into Euros or U.S. dollars (or other "hard currencies") or may only be converted at government-controlled rates, and, in some countries, the transfer of hard currencies offshore has been restricted from time to time.

     Our industry depends upon the development and expansion of wireless communications systems

     The expansion of our business in international markets in many cases is dependent upon the activation and expansion of wireless communications systems by wireless carriers and upon the quality of those systems. The failure of wireless carriers to activate or expand sufficient wireless communications systems in foreign countries could inhibit our growth. Similarly, the failure of foreign governments to authorize the installation of wireless communications systems, or an unexpected change in government policy related to the installation of wireless communications systems, could materially and adversely affect our revenues and profits.

     Our international operations subject us to other significant risks

     Our international operations expose us to a wide variety of other risks including increased credit risks, customs duties, import quotas and other trade restrictions, potentially greater inflationary pressures, shipping delays, the risk of failure or material interruption of wireless systems and services, possible wireless product supply interruption and potentially significant increases in wireless product prices. Changes may occur in foreign trade and investment laws in the territories and countries where we

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operate. U.S. laws and regulations relating to investment and trade in foreign countries could also change to our detriment.
Any of these factors could materially and adversely affect our revenues and profits.

Special Note Regarding Forward Looking Statements

     Some of the information discussed under the captions
"Business Risk Factors," "Business," "Plan of Operation" and elsewhere in this Current Report on Form 8-K are forward-looking statements. These statements include, but are not limited to:

     * statements concerning the potential benefits to be achieved in acquiring the INTAC Operating Companies;

     * statements, including third-party statements, relating to the number or growth of mobile communications users and other market data;

     * statements regarding our plans for future expansion, including expansion into additional geographic regions;

     * statements regarding the anticipated benefits of our industry contacts and strategic relationships;

     * statements regarding our ability to achieve satisfactory operating performance during growth periods for our company;

     * statements regarding ongoing changes in the wireless handset distribution industry and our ability to capitalize thereon;

     * statements regarding our future capital requirements and our ability to satisfy our capital needs;

     * statements regarding our ability to locate, close integrate or profit from potential acquisition targets; and

     *    statements using terminology such as "may," "will,"
          "expect," "intend," "estimate," "anticipate," "plan,"
          "seek," or "believe."

     We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations reflected in such forward-looking statements are accurate, we cannot assure you that such expectations will occur. Our actual future performance could differ from such statements, perhaps materially. Furthermore, neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. Factors that could cause or contribute to such differences include, but are not limited to:

     * the fact that we are an early-stage company with an evolving and unpredictable business model;

     * our relatively few number of current suppliers and customers;

     * our lack of supply contracts with our vendors or distribution contracts with our customers;

     * our ability to continue to purchase sufficient equipment on terms favorable to us;

     * our ability to continue to sell equipment outside of traditional distribution channels;

     * the fact that we operate in a highly competitive, low-margin environment;

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     *    the advent of new technology;

     *    our anticipated rise in operating expenses;

     *    our need for additional capital; and

     *    each of those other factors identified under "Business
          Risk Factors" above.

     You should not unduly rely on these forward-looking statements, which speak only as of the date of this filing. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this filing or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the statements in those sections.

Business

     General Background

     Commencing with the acquisition of the INTAC Operating Companies, we have become a distributor of wireless handsets in the global wireless telecommunications marketplace. Our customers include wholesalers, agents, retailers and other wireless equipment distributors worldwide. During the three and nine months ended September 30, 2001, we distributed substantially all of our wireless handset products into Hong Kong, although we also distributed into other parts of Asia-Pacific and Europe.
We generally do not sell our products to end-users. We distribute wireless handsets manufactured by major mobile communications equipment manufacturers including Siemens, Samsung, Nokia, Motorola and Ericsson. We currently maintain operations and sales offices in Frankfurt, Germany and Hong Kong, and during December 2001, we opened a representative office in Beijing, China.

     Our founder and Chief Executive Officer has over five years of experience in supply channel and distribution channel development for the wireless handset industry. We believe that we have developed a system of efficient distribution that well positions us to capture an increasingly larger portion of the expanding worldwide wireless handset market without incurring significant added infrastructure cost. We intend to pursue this objective by (1) focusing on our core competencies, (2) capitalizing on our existing geographic footprint, (3) expanding our global sales capabilities, and (4) complementing our existing business with selective strategic acquisitions.

     Intac International Holdings Limited and New Tech Handels GmbH, our operating subsidiaries, commenced initial operations in January 2001 and January 2000, respectively, although we did not acquire New Tech until September 2001. Consequently, we are properly regarded as an early stage company. We have a very limited operating history upon which investors and others can evaluate our company, our current business and our prospects. See "Business Risk Factors - We are an early stage company and therefore our business and prospects are difficult to evaluate."

     Growth in the Industry

     Growth in the number of wireless handset users worldwide has been fueled by several factors, including:

          * expansion of network operators into previously unserved areas, particularly in portions of Asia-
               Pacific;

          *    increased deregulation;

          * availability of appropriate additional wireless spectrum;

          * convergence of Internet, voice, data and other technologies;

          * increasing consumer demand for advances in wireless technologies and handset functionality;
               and

          * decreasing consumer prices for handsets and wireless service.

According to the EMC World Cellular Database, an industry research firm, the number of wireless subscribers worldwide will increase from approximately 728 million at the end of 2000 to approximately 1.0 billion in 2001 and 1.7 billion in 2003. Gartner Dataquest, a unit of Gartner, Inc., a market research firm, expects that the number of mobile telephone units sold during calendar 2001 alone will exceed 450 million. Relatedly, we expect that the consumer trend of upgrading handsets will continue as end-users purchase newer, more feature-laden models to replace existing equipment. Nokia and Motorola, two of the largest mobile handset manufacturers, agree that replacements will account for about 50 percent of wireless handset sales in 2001 and Nokia estimates that between 70-80 percent of handset sales in coming years will be replacement purchases, partly as a result of new and evolving technologies.

     Industry Challenges

     Notwithstanding the increasing demand for wireless handsets, numerous factors have converged in recent years to create new challenges for traditional wireless equipment distributors.
Specifically, we observe the following:

     * Increasing Number of Equipment Manufacturers and Available Models. Originally, there were only a relatively few number of manufacturers of mobile communications equipment. However, within the last several years, numerous other companies, including those that have historically manufactured consumer electronics, have also entered the market. An example of this last category includes Hayer. In addition, as technology has expanded and features have been added, the number of available models per manufacturer has also increased. We expect both these trends to continue as the demand for wireless handsets continues to increase. We believe that because many traditional distributors attempt to carry, on hand, a commercially adequate supply of handsets for each manufacturer by model, they are experiencing greater costs and higher inventory risk. Further, we believe that these distributors tend to turn their inventory fewer times per month.

     * Lack of Brand Loyalty. Competition among handset manufacturers is intense resulting in market share between manufacturers shifting continually, sometimes dramatically. Although the industry remains largely dominated by three vendors (specifically, Nokia, Motorola and Siemens), numerous smaller manufacturers have entered the market, further increasing the competition among manufacturers. We believe that consumer handset selection is based less on brand name loyalty and more on features and functionality, size and appearance, pricing and incentives and perceived technological advancement. We also believe this trend will continue. Accordingly, we contend that those distributors having long-term Distribution Agreements with vendors and manufacturers or agreements containing "minimum commitments" will find it more difficult to react to consumer preference changes.

     * Unaffiliated and Operator-Affiliated Retailer Base. Because of the strong growth in worldwide users of mobile communications, the number of retail locations selling wireless handsets is also increasing. We believe that many of these locations are unaffiliated with a network operator and are generally free to purchase inventory from any entity they desire. We expect that this trend has been fueled somewhat by the number of repeat users desiring to purchase new equipment but who do not desire to switch their existing service provider. We note also that many of these retailers, or the distributors that serve them, generally desire to purchase in smaller quantities not readily available from traditional distributors. In addition, as it relates to operator-affiliated locations, we recognize that the vast majority of retailers must necessarily rely on secondary sources of supply. In either case, it is our operating assumption that the purchasing agents in these situations are motivated to buy from a distributor primarily on the basis of price and availability and secondarily on the basis of a prior business relationship. Consequently, we expect that those distributors that compete on a basis other than price, availability and relationship will find it increasingly difficult to reach the unaffiliated retailer and operator-affiliated base.

     * Price Volatility. Over the last several years, prices for wireless handsets have become increasingly volatile. This is due to, among other things, increased supply into the various sales channels, larger number of manufacturers, political activities and a slow-down in the economy generally. As a consequence of this volatility, a "spot market" has developed in which large quantities of inventory can be purchased and sold at the then prevailing market price. Prices for equipment can vary as much as 10% from one day to the next. Traditional distributors often find it difficult to participate or benefit from this spot market due to their contractual arrangements with the manufacturers, among other reasons.

     Traditional Response to Industry Challenges

     As a result of these factors, many distributors have expanded their focus to provide ancillary products (such as accessories) and ancillary services (such as warehousing, customized packaging, "inventory management," and other "logistics services") to their customers. It is commonly believed among traditional distributors that such ancillary products and services carry a higher gross margin than merely the distribution of wireless handsets. At the same time, many large network operators and manufacturers are embracing the move to an outsourced solution for their distribution needs because of their ability to shift to the distributor:

     * the significant initial and continuing costs of maintaining warehouse facilities and providing logistics services;

     * the risks, or potential risks, associated with inventory management and storage; and

     * the other efficiency issues associated with maintaining an infrastructure that must expand and contract to meet consumer demand.

     Similar to other distribution industries that have migrated to a "full service" approach, we believe that handset distributors are facing increasing costs for personnel, IT infrastructure, warehouse facilities and general overhead. We believe that as wireless equipment manufacturers continue to migrate toward a mix of products and services, traditional distributors will find it increasingly difficult to efficiently integrate and manage these separate operations into a cost-effective solution for their customers.

Consequently, we suspect that as revenues for full service distributors increase, their expected efficiencies of scale may not.

     In this evolving, competitive environment, we believe that we have developed a system of efficient distribution that will provide us with substantial opportunity to become a market leader in the wireless handset distribution industry.

     Our System of Efficient Distribution

     We believe that our system of distribution, referred to internally as "efficient distribution," offers the following long-term competitive advantages to us:

     * Permits Us to Focus on Best Selling Products. We have begun to establish meaningful relationships with significant industry leaders, including network operators, large retailers and other worldwide distributors. We think that these relationships permit us to monitor, on an ongoing basis, trends in consumer buying patterns for wireless handsets. This information, in turn, provides us with the opportunity to trade in only those models deemed by us to be the most popular among end-users, thereby reducing our inventory risk and increasing the number of inventory turns per month when compared to that of our competitors.

     * Provides Us with the Ability to Quickly Modify Inventory Mix. We differ from other distributors in that we do not stock continuing lines of handsets. Our customers know that we offer a continuity of equipment availability with changing individual equipment offerings, thus providing a higher proportion of low cost inventory. We believe that this strategy permits us to be more flexible in our stock purchases than we would be if governed by certain manufacturers' Distribution Agreements.

     * Results in our Reputation as a "Best Source" Provider. We attempt to compete first on price and availability and secondarily on business relationships. We are capable of shipping orders for as few as 100 units, although our average order is much larger. Accordingly, we believe we are well positioned to serve the growing unaffiliated retailer base. Further, we believe that our ability to quickly source mobile telecommunications equipment at favorable prices provides us with a key competitive advantage as a secondary supplier to the operator-affiliated retailers.

     * Grants Us the Opportunity to Aggressively Exploit the Spot Market. As a participant in the "spot market" for wireless handsets, there is no set price to us for the purchase of inventory. The pricing is usually negotiated for each transaction based on the current market prices for similar equipment, the location of the equipment, the number of handsets to be moved, the cost and effort anticipated in packing and shipping the units, and other relevant factors. Likewise, we determine our selling prices on the basis of current market conditions, the number of items we have on hand, target profit margins for various products and other relevant factors. Consequently, unlike other distributors who buy and sell equipment at predetermined prices or formulae, we operate on an opportunity basis, buying and selling inventory during periods of market opportunity.

     Our system of efficient distribution involves substantial risk. As noted, our business model is based on a belief in the future of our industry that is contrary to the generally held belief that our industry is shifting away from pure distribution services to a mix of distribution services and ancillary services such as logistics services. We cannot provide any assurance that our model will prove successful or will lead to the achievement of our objectives. If we are unable to implement our business model effectively, our business, results of operations and financial condition would be materially adversely affected.

     Growth Strategy

     Our objective is to rapidly expand our position in the industry and to enhance our operating performance. We intend to pursue this objective by implementing the following growth strategies:

     * Focus on Our Core Competencies. We intend to focus on our system of efficient distribution for wireless handset distribution. We do not currently intend to migrate toward a mix of product sales and accessory sales, nor do we expect to begin providing distribution services or other ancillary logistics services. We believe that our approach will provide us with greater flexibility to meet the demands of our customers, while at the same time providing us with the opportunity to grow a worldwide distribution network without significant added infrastructure cost. We are dedicated to maintaining an efficient and profitable operation.

     * Capitalize on Our Existing Geographic Footprint. We currently maintain our principal executive offices and a warehouse facility in Hong Kong. In December 2001, we opened an additional representative office in Beijing China. In July 2001, the number of cell-phone service subscribers in China surpassed U.S. levels, giving the country the most cell-phone users in the world. We believe that this growth has been caused by:

               * the lack of available landline service in China;

               * the sheer size of the population of China, being the most populous nation in the world;
                    and

               * the recent dramatic, economic growth in the region.

          According to J. P. Morgan Chase, the estimated number of mobile telephone subscribers in China is approximately 150 million currently and will expand to almost 300 million by the end of 2005. Capitalizing on our existing presence in Asia-Pacific to successfully expand our distribution channel in China is our first priority.

     * Expand Our Global Sales Capabilities. We target our customers predominantly through a direct sales channel complemented by a range of external alliances and channels. We currently have six professionals in our sales organizations in Asia-Pacific and Europe. We also routinely engage non-employee, commissioned sales agents to sell our products. We believe that in addition to expanding our presence in the markets currently served, we must also expand into other world markets. To expand our global reach, we are implementing a program to aggressively integrate additional wholesalers, agents, retailers and other wireless equipment distributors into our product distribution channel.

     * Complement Our Existing Business with Selective Strategic Acquisitions. In order to grow into a leading worldwide provider of wireless handsets, we believe that expansion through acquisitions, as well as internal growth will be necessary. Accordingly, we expect to pursue the acquisition of companies that sell products and services that either complement or expand our existing business. We may also expand to other businesses or opportunities in areas or industries that we believe present attractive opportunities for our stockholders but which are outside pure handset distribution. We believe that significant acquisition opportunities exist and our willingness to retain existing management will make us an attractive acquiring party.

     The Products We Distribute

     We distribute wireless handsets manufactured by major mobile communications equipment manufacturers including the following:

          *   Siemens                   *   Motorola

          *   Samsung                   *   Ericsson

          *   Nokia

     For the three and nine months ended September 30, 2001, a substantial majority of total handset sales were products manufactured by Siemens, Motorola and Samsung.

     Our products are compatible with most network operators as well as analog and digital standards such as GSM, CDMA, TDMA, AMPS, IDEN(R) and other developing technologies. All of our handsets come fully packaged in their original containers and carry the manufacturer's original warranty. We have not previously experienced any appreciable amount of warranty related issues.

     Our Supply Channel

     Handsets are available to us at low prices for a variety of reasons, including our ability to quickly move large quantities of wireless handsets, the inability of a vendor to sell sufficient product through regular channels, the cancellation of orders placed by other distributors and the termination of business by a manufacturer or wholesaler. Currently, our access to sources of equipment is based primarily on relationships which we and our management have established over approximately the last five years. Other sources of product include other distributors, network operators and independent brokers. We receive information about new sources of products from prior contacts, online resources, advertising and industry publications. Our Chief Executive Officer currently handles all inventory procurement and has the most significant industry contacts. As yet, we have not been able to purchase inventory directly from a manufacturer. We currently do not have any Supply Agreements or Authorized Distribution Agreements with any manufacturers or other vendors and, therefore, all of our inventory is purchased on the "spot market," mainly from other wholesalers. We expect that we will begin purchasing a larger portion of our inventory from network operators and manufacturers in the future, although there can be no assurances of this. Our experience has indicated that network operators and other wholesalers look favorably upon a distribution channel that enables them to dispose of significant quantities of merchandise quickly without affecting their traditional sales channel. However, this situation could change if manufacturers or our suppliers decide to discourage the use of our distribution channel.

     During the three and nine months ended September 30, 2001, we made purchases from more than ten suppliers, substantially all of which are other wholesalers. Our two largest suppliers of wireless handsets accounted for approximately 85% and 89% of our product purchases for the three and nine months ended September 30, 2001, respectively. At present, we seek to concentrate purchases with selected suppliers to ensure access to high-quality products on advantageous terms; although we believe we will need redundant sources of supply in the future. Since product availability is unpredictable, a strong base of vendor relationships will be important to our success.
We maintain ongoing contact through telephone calls with our vendors to learn when products will become available, at what prices product is moving and which model numbers are the most sought after by consumers. Loss of our ability to purchase product from these suppliers, or the failure by these or other suppliers to supply competitive products on a timely basis and on favorable terms, or at all, would have a material adverse effect on our business and operations.

     We believe that the relationships with our suppliers are generally good; however, we have from time to time experienced inadequate product supply. Any future failure or delay by our suppliers in supplying us with products on favorable terms would severely diminish our ability to obtain and deliver products to our customers on a timely and competitive basis.

     The market for wireless handset products is characterized by rapidly changing technology and frequent new product introductions, often resulting in product obsolescence or short product life cycles. Our success depends in large part on our ability to anticipate and adapt our business to such technological changes. There can be no assurances that we will be able to identify, obtain and resell products necessary to remain competitive or that competitors or manufacturers of wireless handsets will not market products that have perceived advantages over our products or that render the products sold by us as obsolete or less marketable. We maintain some investment in product inventory and, therefore, we are subject to the risks of inventory obsolescence and excessive inventory levels. We attempt to limit these risks by managing inventory turns. Because of our international operations, our inventory is also exposed to certain political and economic risks.

     Our Distribution Channel

     During the three and nine months ended September 30, 2001, aggregate revenues generated from our five largest customers accounted for approximately 83% and 77% of our total revenues, respectively. During those same periods, 238 Telecom
Limited, Sparkle Trading Limited, Chun Wah Trading Company, and Desktop Trading Company represented 33% (three month period), 18% (nine month period); 10% (three month period), 30% (nine month period); 23% (three month period), 14% (nine month period); and 12% (three month period), 7% (nine month period), of our total revenue, respectively.


     Products are generally delivered by common carriers to our warehouse facilities in Hong Kong or Frankfurt or designated freight forwarders. Thereafter, we inspect, count and prepare the orders for shipment or pick up by the customers.

     We do not generally maintain inventory for a long period of time. Instead, we generally seek to have a buyer for our equipment prior to the time an order is placed with a vendor. The time between a customer's purchase order and the completion of the sale of that item is generally less than 10 days. Although we assume certain inventory and price risk associated with selling these products, we believe our ability to sell our inventory quickly through our distribution channels justifies the risk, and our system of efficient distribution minimizes the risk. To date, our expenses resulting from writedowns of excess inventory have not been material.

     We generally sell our products pursuant to a customer purchase order and subject to our confirmation containing terms and conditions. Because orders are generally not accepted unless they can be filled within days of receipt, backlog is generally not material to our business.

     Sales and Marketing

     Our sales and marketing efforts are coordinated in Hong Kong, Frankfurt and Beijing by a Manager for that particular office. These Managers, who report directly to the Chief Executive Officer, spend substantially all of their time developing and maintaining relationships with our customers and suppliers. Inside each office, our sales force of six full-time sales personnel operates on a named account basis rather than by geography, which allows us to maintain a single point of contact for each customer. In addition to our inside sales force, we also engage non-employee, commissioned sales agents to sell our products. Our largest accounts are handled directly by Mr. Zhou, our Chief Executive Officer. Our outside sales agents are compensated on a Commission Program that is designed to reward account profitability and promote sales growth into new geographic regions.

     As we attempt to expand our sales, marketing and procurement efforts into additional worldwide markets, we face a number of challenges, including:

     *    creation of new supply and customer relationships;

     *    recruiting skilled sales personnel; and

     * difficulties and costs associated with managing and staffing a larger, more geographically diverse operation.

We cannot be certain that one or more of these factors will not harm our future efforts to expand globally.

     Seasonality

     Due to our limited operating history, seasonal fluctuations have not been apparent. Nonetheless, we are aware that handset sales are influenced by a number of seasonal factors including customer buying patterns, product promotions, availability of distribution channels, holidays and product supply and pricing. In addition, we also expect that our sales will be influenced by cyclical economic conditions in the different countries in which we operate. An economic downturn in one of our principal markets could materially and adversely affect our revenues and profits.

     Competition

     Competition among wireless handset distributors is intense and is expected to increase significantly in the future. Barriers to entry are relatively insubstantial. We compete primarily on the basis of:

     *    price;

     *    inventory availability;

     *    delivery time; and

     *    our customer relationships.

     Many of our existing and potential competitors, including traditional distributors, have longer operating histories, larger customer bases, direct contractual relationships with manufacturers and other highly desirable vendors, greater name recognition and significantly greater financial, personnel and marketing resources than we do. Such competitors can generally undertake more aggressive pricing policies, move more inventory and make more attractive offers to customers, distribution partners and suppliers than we can.

     Additionally, substantially all of our existing and prospective customers have established long-standing relationships with one or more of our competitors or potential competitors. Consequently, we cannot be certain that we will be able to expand our customer list or retain our current customers. We may not be able to compete successfully against our current or future competitors and competition could materially and adversely affect our revenues and profits.

     Our competitors include:
            In Asia-Pacific                   In Europe
     ----------------------------  ---------------------------
     *    government-owned          *    Brightpoint;
          distributors that have
          retail outlets;           *    Cellstar;

     *    First Mobile;              *   wireless handset
                                         manufacturers that sell
     *    Global Tech Holdings;          directly into our
                                         distribution channel;
     *    numerous other smaller         and
          distributors, resellers
          and agents.               *    numerous other smaller
                                         distributors, resellers
                                         and agents.


     Employees

     As of December 18, 2001, we had 12 full-time employees, including 6 in sales and marketing, 1 in warehouse and distribution services and 5 in general and administrative functions. In addition, we routinely engage up to 10 part-time employees to assist with peak demands in our warehouse and distribution operations. Further, we have arrangements with an additional 8 commissioned sales agents who sell our products. Lastly, we have contracted with 2 senior accounting and financial consultants to support our administrative and public reporting functions.

     Facilities

     As of December 18, 2001, we leased approximately 4,700 square feet for our operations. Our current leased properties are:

          Location               Size             Description
      -----------------   -----------------    -----------------

     Kowloon, Hong Kong        918 s.f.        Headquarters and
                                                   Warehouse

     Frankfurt, Germany        750 s.f.             Office

       Beijing, China         3,000 s.f.            Office

     The Hong Kong lease expires in March 2003, and the Frankfurt lease has no specific expiration date but can be terminated by either party upon 90 days written notice. The Beijing lease was entered into on December 10, 2001 and is scheduled to expire in December 2002. Our current total lease obligations are approximately U.S. $65,000 per year. We recently obtained new space for our Frankfurt operation, which lease commences February 2002.

     In addition to company-owned facilities, we also frequently utilize the storage capabilities of our vendors and freight-forwarders. We believe that the terms we receive for storage space from those parties is comparable to, or better than, the terms we could obtain for additional company-owned facilities.

     Legal Proceedings

     We are not party to, nor are our properties the subject of, any pending legal proceedings, and no such proceedings are known to us to be threatened or contemplated against us.

Plan of Operation

     This Current Report contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the risks described in "Business Risk Factors" and elsewhere in this filing. See "Special Note Regarding Forward-Looking Statements." You should read the following discussion with our consolidated financial statements and related notes included elsewhere in this Current Report.

     Overview

     Our primary activities since inception have included:

     * developing our business model and other organizational matters;

     * developing and implementing relationships with suppliers of quality products;

     *    entering into distribution relationships;

     *    building our infrastructure; and

     *    developing our plan to access the U.S. capital markets.

Accordingly, the revenue and income potential of our business model is unproven, and our limited operating history makes it difficult to evaluate our prospects. You must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks for us include, but are not limited to, an evolving and unpredictable business model and management of growth. To address these risks, we must, among other things, maintain and expand our customer base, implement and successfully execute our business and marketing strategy, continue to develop and enhance our supplier relationships and attract, retain and motivate qualified personnel. We cannot assure you that we will be successful in addressing such risks, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

     We operate through three direct and indirect wholly-owned subsidiaries, including:

     * Intac International Holdings Limited, a Hong Kong corporation formed on January 3, 2001, which acts as the primary distributor of products into Asia-Pacific;

     *    New Tech Handels GmbH, a German corporation formed on
          January 20, 2000, which will act as our primary purchasing agent and distributor of products into Europe; and

     *    Intac Holdco Corp., a Delaware corporation formed on
          October 10, 2001, which holds certain of the shares of Intac International Holdings Limited.

     Our 12 Month Plan

     Our plan of operation for the upcoming 12 months calls for the following:

     *    establishing additional sources of supply;

     * further developing our network of wholesalers, agents, retailers and other distributors worldwide, particularly in the Asia-Pacific region;

     *    expanding our office in Beijing;

     * recruiting sales personnel to further expand our global reach;

     * negotiating and consummating a transaction to provide us with additional working capital; and

     * developing a suitable managerial, operational and financial infrastructure to support possible growth.

     During the remainder of 2001 or the first quarter of 2002, we intend to seek additional financing through the issuance of debt, equity, other securities or a combination thereof. In addition, we may seek to obtain a working capital or other traditional loan facility from a bank or other lending source. As of the date of this Current Report, we do not have any financing arrangements, nor do we have any commitments to obtain such an arrangement with any bank or other third party. Although we believe that our cash from operations will be sufficient to permit us to continue as a going concern until at least December 31, 2002, no assurances can be given that this will prove accurate or that our expenses will not increase faster than expected. In this regard, we note that by becoming a public company under the Exchange Act, we expect to incur significant additional costs not previously borne by us. There can be no assurances that we will be able to obtain additional financing on terms which are acceptable to us. Our inability to obtain additional acceptable financing would likely have a significant negative impact on our operations or growth plans.

     Our forecast of the period of time through which our financial resources will be adequate to support our operations under our current plan of operation is a forward-looking statement that is subject to risks and uncertainties, and we may be required to raise additional capital prior to that time and afterwards.

     We expect to increase the number of full and part-time persons employed by us by approximately 25 by the end of 2002.
Specifically, we expect to retain the following:

     * 10 additional sales persons to be employed from the Beijing office; and

     * 9 additional sales and/or administrative persons to work out of our other offices; and

     *    6 additional warehouse personnel.

     Management's Discussion

     We derive substantially all of our revenues from the sale of wireless handsets to wholesalers, agents, retailers and other wireless equipment distributors worldwide. We generally do not sell our products to end-users. We recognize revenue from product sales, net of any discounts, when the products are shipped to customers.

     Approximately 83% of our gross revenues for the three months ended September 30, 2001 and approximately 77% of our gross revenues for the nine months ended September 30, 2001 were derived from five customers. We expect these customers to continue to account for a substantial portion of our revenues for the foreseeable future. See "Business Risk Factors-Our five largest customers represent a majority of our business and our success depends, in part, on our ability to retain them as customers."

     In the future, the level of our net revenues will depend on a number of factors including, but not limited to, the following:

     *    the number of customers we are able to obtain;

     * the frequency and quantities of our customers' purchases;

     *    the price we charge for our handsets;

     *    the extent of sales incentives we offer; and

     *    the number of additional markets we enter.

No assurances can be given that we will be able to either maintain or grow existing revenues.

     Cost of revenues consist primarily of the costs of acquiring wireless handsets from our suppliers and shipping costs related to product purchased.

     We typically do not extend credit to our customers, requiring instead payment in full prior to the time product is shipped. In addition, we routinely require a substantial deposit for most new customers.

     Our operating expenses are comprised of:

     * sales expenses, together with commission expense, including commissions payable to sales staff; and

     * general and administrative expenses, which consists primarily of compensation and related expenses for our administrative and accounting staff, occupancy costs and legal, accounting and consulting fees.

     We anticipate that our operating expenses will increase substantially in future periods as we increase sales and marketing operations, develop new distribution channels, and fulfill our obligations as a reporting company under the Exchange Act. Our limited operating history makes it difficult for us to predict future operating results and, accordingly, there can be no assurance that we will achieve or sustain revenue growth or profitability.

Executive Officers and Directors

     The executive officers and directors and their ages are as follows:

               Name               Age             Position
      ----------------------   ---------   ---------------------
     Wei Zhou...............      32       Chief Executive
                                           Officer, President,
                                           Secretary and
                                           Director
     James B. Stephens......      56       Outgoing Vice President-
                                           Finance (Acting
                                           Principal Financial
                                           and Accounting
                                           Officer)

     Hans Schuld............      54              Director
     J. David Darnell.......      55              Director

     Wei Zhou is our Chief Executive Officer, President and Secretary. Mr. Zhou became a director on October 12, 2001.
Mr. Zhou is responsible for all of our day-to-day operations. From January 1997 through September 27, 2001, Mr. Zhou served as Managing Director of Tai Pan Trading GmbH, a Frankfurt, Germany-based enterprise that distributes mobile telecommunications equipment worldwide.

     James B. Stephens became our Vice President-Finance on October 4, 2001. He also currently serves as our Acting
Principal Financial and Accounting Officer, although we do not anticipate that he will provide services to us after January 1, 2002. Prior to accepting an engagement with us, Mr. Stephens acted as Project Manger for Crescent Real Estate Equities, Ltd., a $5.0 billion public REIT, from 2000 through 2001 where he was responsible for the oversight and supervision of specific IT infrastructure issues. From 1994 to 1999, he was Vice President, Controller and Chief Accounting Officer for Pacific Retail Trust, a privately held Real Estate Investment Trust and from 1989 to 1994, he acted as an outside consultant to various companies serving senior financial advisory roles. Prior to that Mr. Stephens acted as Chief Accounting Officer for J.D. Sims & Co. (1987 and 1988), Chief Financial Officer for Daseke Commercial Properties (1986) and Chief Financial Officer for Blaeser Development Corp. (1981-1986), each of which was engaged in real estate development.

      We are currently investigating an appropriate replacement for Mr. Stephens.

     Hans Schuld is a retired executive from IBM. Mr. Schuld became a director on October 12, 2001. In 1993, Mr. Schuld accepted a position with IBM's European Headquarters serving as Program Manager of RS6000 Supply and Demand Operations for Europe and certain emerging countries in the Middle East and Africa.
Mr. Schuld retired from IBM in June 2000.

     J. David Darnell is the Senior Vice President and Chief Financial Office of Nucentrix Broadband Networks, Inc. (Nasdaq:
NCNX), a provider of broadband wireless Internet and multichannel video services. Mr. Darnell became a director on October 15, 2001. From 1997 to October 2000, he served as Senior Vice President and Chief Financial Officer of ILD Telecommunications, Inc., a nationwide facilities-based provider of prepaid phone services and telecommunications outsourcing services. From 1993 to 1997, Mr. Darnell was Senior Vice President, Finance and Chief Financial Officer for SA Telecommunications, Inc., a publicly held, full-service interexchange carrier that provided a wide range of telecommunications services. From 1990 to 1993, Mr. Darnell served as Chief Financial Officer of Messagephone, Inc., a telecommunications technology and intellectual property firm. Before that, Mr. Darnell served as a financial executive in several other industries, including insurance, transportation, manufacturing and real estate.

     Board of Directors

     We currently have three directors. We anticipate increasing the size of the board of directors to accommodate one or more additional independent directors with appropriate industry, financial or business backgrounds. However, no assurances can be given that we will be successful in attracting such additional directors. Any vacancy occurring on the board of directors (including any vacancy caused by newly created directorships) may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by the sole remaining director. Our directors presently serve without compensation, but are entitled to reimbursement for reasonable and necessary expenses incurred on our behalf. Our bylaws specifically grant our board of directors with the necessary authority to fix the compensation of the directors.

     Notwithstanding the foregoing, we have entered into a Consulting Services Agreement with Mr. Darnell, one of our directors, pursuant to which he will provide certain financial and strategic services to us outside his role as a director. Either Mr. Darnell or the company can terminate the Consulting Services Agreement upon 30 days advance written notice.

     Employment Agreements; Executive Compensation

     On October 16, 2001, we entered into an employment agreement with Wei Zhou to serve as our Chief Executive Officer and President. The agreement is effective through October 16, 2004 and will automatically renew for successive one-year periods. Under the agreement, Mr. Zhou receives a base salary of $120,000 per year. In addition, Mr. Zhou is entitled to receive an annual bonus at the discretion of the board of directors.

     The agreement with Mr. Zhou may be terminated by us at any time for cause. However, if his employment is terminated by us without cause (as such term is defined in the employment agreement) then, we are obligated to pay Mr. Zhou an amount equal to the greater of (a) all amounts that would have been paid had he remained through the then-existing term or (b) an amount equal to 12 months base salary.

     If Mr. Zhou is terminated for cause, by mutual agreement, or upon death or disability, he will be paid only through the date of termination.

     No other employee of the company receives an annual salary of more than $100,000.

     Mr. Stephens, our current Vice President-Finance and Acting Principal Financial and Accounting Officer, is not a full-time employee. Currently, he provides services to us on an as-needed basis pursuant to the terms of a Consulting Services Agreement. Pursuant to the agreement, Mr. Stephens has agreed to provide us with as much time as is necessary to assist us with accounting and finance issues until December 31, 2001. We have agreed with Mr. Stephens to terminate the Consulting Services Agreement effective January 1, 2002.

     Stock Option Plan

     On October 28, 2001, our board of directors approved the 2001 Long Term Incentive Plan, a copy of which is attached as
Exhibit 10.6 to this Current Report. The Plan provides for the issuance of up to 2,500,000 share of our common stock upon the exercise of stock options granted to directors, officers, employees, consultants, and advisors under the terms of the Plan. The Plan requires the affirmative vote of the holders of a majority of the shares of our issued and outstanding stock. The board has obtained this approval through a written consent dated December 18, 2001, executed by Wei Zhou, our Chief Executive Officer, President and a director who owns in excess of a majority of the voting control of our company. Thus, a meeting to approve the Plan was unnecessary, and our board decided to forego the expense of holding a meeting to approve this matter. An information statement will be mailed to our stockholders regarding the approval of the Plan on December 21, 2001, and the Plan will be deemed approved by the stockholders of the Company on January 10, 2002 (20 calendar days after the mailing of the definitive Information Statement to our stockholders).

     As of the date of this Current Report on Form 8-K, there are no stock options, warrants, or other convertible securities outstanding granting any person the right to convert into, exercise or otherwise acquire our shares of common stock, including under the 2001 Long Term Incentive Plan.

Certain Relationships and Related Transactions

     Distribution/Advance to Wei Zhou

     During September 2001, prior to the reverse acquisition involving Commodore Minerals, we distributed $290,759 to an entity controlled by Mr. Wei Zhou, our Chief Executive Officer and President, in connection with a cash dividend declared to stockholders. Ms. Yip Yin Kwan, an employee of the company, was also a stockholder of the INTAC Operating Companies prior to the reverse acquisition but waived her right to receive a proportionate share of the distribution. The amount distributed to Mr. Zhou represented all of the net income of the company through the date of the dividend. In addition, during September 2001, we provided Mr. Zhou with a cash advance of $129,241 which may be offset against future salary, bonus or sales commissions. The $420,000 provided to Mr. Zhou, representing the aggregate amount of cash distribution and cash advance, was used by him to fund the acquisition of Commodore Minerals and certain acquisition costs as described in that Current Report on Form 8-K dated October 1, 2001.


     Management Agreement with WFC Management Corporation

     Mr. Grayson Hand, our former President and a former director, provided his services to us pursuant to a management agreement with WFC Management Corporation, a company controlled by Mr. Hand. Under the terms of the management agreement, we agreed to pay WFC Management Corporation a management fee of $750 per month for a thirteen-month term in consideration for WFC Management Corporation providing management and administration services to us. These services included the services of Mr. Hand and provided that he spend more than 15% of his business time on Commodore Minerals affairs. Effective October 1, 2001, we and WFC Management Corporation agreed to terminate the management agreement effective upon Mr. Hand's resignation from the Board of Directors. Mr. Hand's resignation was deemed effective
October 12, 2001.

     Acquisition of New Tech Handels GmbH

     New Tech Handels GmbH, one of the INTAC Operating Companies, was acquired from Ms. Yiling Huang and Ms. Nadine Zecher. Ms. Huang is the spouse of Wei Zhou, our Chief Executive Officer and President. We paid approximately $25,000 (U.S.) for all of the equity interests of New Tech Handels GmbH. At the time of the acquisition, Intac International Holdings Limited and New Tech Handels GmbH were not entities under common control.

     Option Agreement with Former Director

     We acquired our option to obtain the 51% interest in the mineral claims pursuant to an agreement with Mr. Gordon Keevil, a former director and the owner of the mineral claims. We paid an aggregate of $10,000 to Mr. Keevil pursuant to this option.

     Promoter of Commodore Minerals

     Wei Zhou is a founder of our company and was primarily responsible for proposing the transaction between the INTAC Operating Companies and us. At the time of the acquisition of the INTAC Operating Companies, Mr. Zhou controlled both the INTAC Operating Companies and us. Accordingly, he may be deemed a promoter for purposes of federal securities laws.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information with respect to the beneficial ownership of our common stock as of December 18, 2001. Unless otherwise noted, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. The address of each executive officer and director is c/o INTAC International, Unit 1809, 18/F., Modern Warehouse, 6 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong. We have calculated the percentages using 19,089,455 shares of common stock outstanding as of December 18, 2001.

                                         Number of
                                           shares     Percentage
                                        beneficially      of
           Person or group                 owned       Ownership
 ------------------------------------  -------------  ----------
Executive Officers and Directors:
     Wei Zhou........................    11,950,000      62.6%
     James Stephens..................        0             0
     Hans Schuld.....................        0             0
     J. David Darnell................        0             0
All Executive Officers and Directors
     as a Group (4 persons)..........    11,950,000      62.6%

Description of Capital Stock

    Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.001 per share. As of December 18, 2001, there were outstanding 19,089,455 shares of our common stock. However, 10,000,000 shares of "blank check" preferred stock will be authorized upon the adoption of our Amended and Restated Articles of Incorporation which have recently been approved by our board and by the holders of a majority of our common stock. See "Other Events - Amended and Restated Articles of Incorporation" below.

    The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof (collectively, the "Limitations and Restrictions") are determined by the board of directors of a company. As such, our board of directors will, upon the filing of our Amended and Restated Articles, be entitled to authorize the creation and issuance of 10,000,000 shares of preferred stock in one or more series with such Limitations and Restrictions as may be determined in the board's sole discretion, with no further authorization by security holders required for the creation and issuance thereof.

Common Stock

     Holders of our common stock are entitled to receive dividends or distributions that are lawfully declared by our board of directors, to have notice of any authorized meeting of stockholders, and to one vote for each share of common stock on all matters which are properly submitted to a vote of our stockholders. As a Nevada corporation, we are subject to statutory limitations on the declaration and payment of dividends. In the event of our liquidation or other dissolution, holders of our common stock will have the right to receive a ratable portion of the assets that remain, if any, after the full payment of amounts, if any, owed to our creditors, the payment of all our liabilities, and satisfaction of the aggregate liquidation preference, if any, of any series or classes of our capital stock having a liquidation preference over the common stock. The holders of our common stock have no conversion, redemption, preemptive or cumulative voting rights.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock has been Pacific Stock Transfer Company, Las Vegas, Nevada. We intend that effective on or about January 1, 2002, our stock transfer agent and registrar functions will be transferred to Securities Transfer Corp., 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

Market for Common Equity and Related Stockholder Matters

     Since June 19, 2000, our common stock has been eligible for trading on the OTCBB under the symbol "CERL." On October 15, 2001, as part of our strategic redirection, the ticker symbol was changed to "INTN" to better represent our new name. Since
October 1, 2001, the date we announced the change of control of the company, our stock has traded in the range of $2.75 to $7.35 per share. The last reported sales prices of our common stock was $6.50 on December 18, 2001.

     Additionally, effective October 18, 2001, our common stock began trading on the Frankfurt Stock Exchange.

     The OTCBB is a regulated quotation service for subscribing members that displays real-time quotes, last sales prices and volume information for over-the-counter equity securities. OTCBB securities are limited to the securities of issuers that are current in their reports filed with the U.S. Securities and Exchange Commission, although no other maintenance standards are imposed.

     We have not paid any cash dividends on our common stock and we do not anticipate declaring dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in our business.

     As of November 28, 2001, there were approximately 18 holders of record of our common stock holding an aggregate of 19,089,455 shares.

     Our common stock is subject to the so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. As a result of these additional requirements, an investor may find it more difficult to dispose of our common stock. See "Business Risk Factors - Our common stock is subject to the 'penny stock' rules which may make it a less attractive investment."

Recent Sales of Unregistered Securities

     Since inception, we have issued and sold unregistered securities in the transactions described below:

     * During November 2000, we issued an aggregate of 6,544,000 shares of our common stock to 48 investors for an aggregate of $76,000, in a transaction exempt from the registration requirements of the Securities Act under Regulation S promulgated thereunder. Each of the investors in this transaction was a "non U.S. person" as defined by the Securities Act. The price per share was determined following individual discussions with each of the prospective investors.

     * On October 13, 2001, we issued an aggregate of 5,000,000 shares to Wei Zhou, our current Chief Executive Officer and a director, and Ms. Yip Yin Kwan, a former stockholder of one of the INTAC Operating Companies, in connection with the acquisition of the INTAC Operating Companies. This transaction was exempt from the registration requirements of the Securities Act under Section 4(2) or Regulation D promulgated thereunder.

     * On October 25, 2001, we issued 545,455 shares of our common stock to a single private investor for $3,000,000 (or approximately $5.50 per share). This transaction was exempt from the registration requirements of the Securities Act under Section 4(2) or Regulation D promulgated thereunder.

Indemnification of Directors and Officers

     Section 78.751 of the Nevada Revised Statutes Annotated ("Nevada RSA") provides generally, and in pertinent part, that a Nevada corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 78.751 of the Nevada RSA further provides that, in connection with the defense or settlement of any action by or in the right of a Nevada corporation, a Nevada corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation. Section 78.751 of the Nevada RSA further permits a Nevada corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

     Article 9 of our Amended and Restated By-Laws provides that we will indemnify our directors and officers to the fullest extent permitted by Nevada law. Our Amended and Restated By-Laws provide that we will indemnify our directors and officers to the maximum extent permitted by law, for expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by applicable law, any derivative action) to which they are, or are threatened to be made, a party by reason of their status in such positions.

     Section 78.037 of the Nevada RSA provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provisions shall not eliminate or limit the liability of a director or officer (1) for acts or omissions which involve intentional misconduct or a knowing violation of law, or (2) under Section 78.300 of the Nevada RSA (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock).

     Our initial articles of incorporation do not contain a provision eliminating the liability of directors and officers to the extent permitted under Section 78.037 of the Nevada RSA. However, Amended and Restated Articles of Incorporation have recently been approved by our board and by the holders of a majority of our common stock. See "Other Events - Amended and Restated Articles of Incorporation" below. The provisions of these Amended and Restated Articles will indemnify any of our directors or officers in connection with certain actions, suits or proceedings, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The Amended and Restated Articles would also provide that none of our officers or directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as an officer or director, provided that such provision does not eliminate or limit the liability of a director or officer to the extent provided by applicable law for (a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (b) authorizing the payment of illegal dividends or distributions.

     The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to amend and restate articles of incorporation under the Nevada General Corporation Law. The board has obtained this approval through a written consent dated December 18, 2001, executed by Wei Zhou, our Chief Executive Officer, President and a director who owns in excess of a majority of the voting control of our company. Thus, a meeting to approve the Amended and Restated Articles is unnecessary, and our board decided to forego the expense of holding a meeting to approve this matter. An information statement will be mailed to our stockholders regarding the approval of the Amended and Restated Articles, and the Amended and Restated Articles will be deemed approved by the stockholders of the Company on January 10, 2002 (20 calendar days after the mailing of the definitive Information Statement to our stockholders). They will become effective upon their filing with the Secretary of State of the State of Nevada.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Where to Find More Information

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. The filings of the Commission are available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

Item 5.  OTHER EVENTS

Amended and Restated Articles of Incorporation

     Effective October 28, 2001, our board approved, subject to the approval of our stockholders, certain Amended and Restated Articles of Incorporation attached as Exhibit 3.1 to this Current Report. The board initiated the Amended and Restated Articles to effect the following:

     *    change our name to "INTAC International, Inc."

     * increase the indemnification protection afforded to the officers and directors to the fullest extent permitted under the Nevada General Corporation Law, and

     * provide for the authorization of 10,000,000 shares of "blank check" preferred stock.

     The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to amend and restate articles of incorporation under the Nevada General Corporation Law. The board has obtained this approval through a written consent dated December 18, 2001, executed by Wei

Zhou, our Chief Executive Officer, President and a director who owns in excess of a majority of the voting control of our company. Thus, a meeting to approve the Amended and Restated Articles was unnecessary, and our board decided to forego the expense of holding a meeting to approve this matter. An information statement will be mailed to our stockholders regarding the approval of the Amended and Restated Articles on December 21, 2001, and the Amended and Restated Articles will be deemed approved by the stockholders of the company on January 10, 2002 (20 calendar days after the mailing of the definitive Information Statement to our stockholders). They will become effective upon their filing with the Secretary of State of the State of Nevada.

Assumed Name; Formal Name Change

     We have filed an assumed name registration in the State of Nevada in order to begin operating under the name INTAC International. As indicated above, we are in the process of changing our formal corporate name to "INTAC International, Inc." in connection with the amendment to our existing Articles of Incorporation.

Financing Transaction

     On October 25, 2001, we issued 545,455 shares of our common stock to a single investor in a private placement raising $3,000,000 in aggregate gross proceeds to us. We intend to use the funds raised for general working capital purposes. As part of the transaction, we agreed to provide the investor with certain standard "piggy-back" registration rights permitting the investor to include for public resale, as part of any appropriate company-filed registration statement, all of the investors shares. As part of the transaction, the investor agreed to restrict the number of shares to be resold into the public or private markets (and whether or not the shares have been registered for resale) to 45,455 shares in any rolling 30-day period. This restriction will expire on October 25, 2002.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

          Audited Consolidated Balance Sheets of INTAC International Holdings Limited and its subsidiary as of September 30, 2001 and Consolidated Statements of Income,
          Stockholders' Deficit and Cash Flows for the period from January 3, 2001 (date of inception) to September
          30, 2001.


     (b)  Pro forma Financial Information.

          Unaudited Combined ProForma Balance Sheet of INTAC International Holdings Limited and its subsidiary as of September 30, 2001 and the related unaudited Combined ProForma Statements of Operations for the period from January 3, 2001 (inception) to September 30, 2001.


     (c)  Exhibits.

          2.1  Agreement and Plan of Reorganization, dated
               October 13, 2001, by and between Commodore
               Minerals, Inc., Intac Holdco Corp., Wei Zhou and
               Yip Yin Kwan.*

          2.2  Stock Purchase Agreement, dated September 28,
               2001, by and between Wei Zhou and Grayson Hand. *

          3.1  Amended and Restated Articles of Incorporation
               (filed herewith).

          10.3 Consulting Services Agreement, dated October 16,
               2001, by and between Commodore Minerals, Inc. and
               J. David Darnell.*

          10.4 Consulting Services Agreement, dated October 4,
               2001, by and between Commodore Minerals, Inc. and James B. Stephens.*

          10.5 Employment Agreement, dated October 16, 2001, by and between Commodore Minerals, Inc. and Wei
               Zhou.*

          10.6 INTAC International 2001 Long Term Incentive Plan
               (filed herewith).


          --------------------------------------------

          *    Filed as Exhibit Number Indicated to Current
               Report on Form 8-K, originally filed with the Securities and Exchange Commission on October 30,
               2001.

Item 8.   CHANGE IN FISCAL YEAR

     Upon the consummation of the Reorganization Agreement, and as approved by our Board of Directors, our fiscal year end has changed from November 30 to December 31. Pursuant to Rule 13a-10(f), we will file, on or before December 29, 2001, a transition report on Form 10-KSB for the period beginning on December 1, 2000 (the first day of our previous fiscal year) and ending on October 1, 2001 (the date recognized for accounting purposes as the effective date for the change of control of our company).
The transition report will contain information relating to the pre-acquisition Commodore Minerals, Inc.

     A Form 10-KSB will be filed on or before March 31, 2002 which will report on our operations for the twelve-month period beginning January 1, 2001 and ending December 31, 2001. The information contained in our 10-KSB will take into account the business combination effected pursuant to the Reorganization Agreement.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Commodore Minerals, Inc.
                              (d/b/a INTAC International)

Date:  December 21, 2001
                              By:   /s/ WEI ZHOU
                                 --------------------------------
                                   Wei Zhou
                                   Chief Executive Officer

                        INDEX TO EXHIBITS


  Exhibit                    Description
-----------  --------------------------------------------

    2.1     Agreement and Plan of Reorganization, dated
            October 13, 2001, by and between Commodore
            Minerals, Inc., Intac Holdco Corp., Wei Zhou and Yip Yin Kwan.*

    2.2     Stock Purchase Agreement, dated September 28,
            2001, by and between Wei Zhou and Grayson
            Hand.*

    3.1     Amended and Restated Articles of
            Incorporation (filed herewith)

   10.3     Consulting Services Agreement, dated
            October 16, 2001, by and between Commodore
            Minerals, Inc. and J. David Darnell.*

   10.4     Consulting Services Agreement, dated
            October 4, 2001, by and between Commodore
            Minerals, Inc. and James B. Stephens.*

   10.5 Employment Agreement, dated October 16, 2001, by and between Commodore Minerals, Inc. and Wei Zhou.*

   10.6     INTAC International 2001 Long Term Incentive
            Plan (filed herewith).


      * Filed as Exhibit Number indicated to Current Report on Form 8-K originally filed with the Securities and Exchange Commission on October 30, 2001.

               INDEX TO FINANCIAL STATEMENTS



Index to Financial Statements.......................     F-1

INTAC International Holdings Limited and and Subsidiaries

   Report of Independent Auditors...................     F-2

   Consolidated Balance Sheet as of
      September 30, 2001............................     F-3

   Consolidated Statement of Income for
      the period from January 3, 2001
      (date of inception) to September 30, 2001.....     F-4

    Consolidated Statement of Stockholders'
      Deficit and Comprehensive Income for the
      period from January 3, 2001 (date of
      inception) to September 30, 2001..............     F-5

    Consolidated Statement of Cash Flows for
      the period from January 3, 2001 (date of
      inception) to September 30, 2001..............     F-6

    Notes to Consolidated Financial Statement.......     F-8

New Tech Handels GmbH

    Report of Independent Auditors..................     F-18

    Balance Sheets as of December 31, 2000 and
      August 31, 2001...............................     F-19

    Statements of Operations for the periods
      from January 20, 2000 (inception) to
      December 31, 2000 and from January 1, 2001
      to August 31, 2001............................     F-20

    Statements from Stockholders' Equity (Deficit)
      for the period from January 20, 2000
      (inception) to December 31, 2000 and from
      January 1, 2001 to August 31, 2001............     F-21

    Statement of Cash Flows for the period from
      January 20, 2000 (inception) to
      December 31, 2000 and from January 1, 2001
      to August 31, 2001............................     F-22

    Notes to Financial Statements...................     F-23

Intac International Holdings Limited and
  Subsidiaries Unaudited Combined
  Proforma Financial Information

    Basis of Presentation...........................     F-28

    Unaudited Combined ProForma Balance Sheets
      as of September 30, 2001......................     F-29

    Unaudited Combined ProForma Statement of
      Operations for the period from January 3, 2001
      (inception) through September 30, 2001........     F-30


    Notes to Unaudited Combined ProForma
      Financial Statements..........................     F-31

           INTAC INTERNATIONAL HOLDINGS LIMITED

                      AND SUBSIDIARY

               Independent Auditors' Report




The Board of Directors and Stockholders
Intac International Holdings Limited:



We have audited the accompanying consolidated balance sheet of Intac International Holdings Limited (formerly known as
Glory Team Limited) and its subsidiary as of September 30, 2001, and the related consolidated statement of income, stockholders' deficit and comprehensive income, and cash flows for the period from January 3, 2001 (date of inception) to September 30, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Intac International Holdings
Limited and its subsidiary as of September 30, 2001 and the results of their operations and their cash flows for the period from January 3, 2001 (date of inception) to September 30, 2001 in conformity with accounting principles generally accepted in the United States of America.



Hong Kong, China

November 23, 2001, except as to
the third paragraph of Note 8,
which is as of December 12, 2001

           INTAC INTERNATIONAL HOLDINGS LIMITED

                      AND SUBSIDIARY

                Consolidated Balance Sheet

                    September 30, 2001

  (Expressed in United States dollars, except par value)

                            Assets
Current assets:
  Cash and cash equivalents                         $ 522,609
  Trade accounts receivable                            27,127
  Deposits and other receivable                        44,452
  Inventories                                           2,314
                                                    ---------

     Total current assets                             596,502
                                                    ---------

Equipment, net                                          5,339
Goodwill                                               59,115
                                                    ---------

     Total assets                                   $ 660,956
                                                    =========
           Liabilities and Stockholders' Deficit

Current liabilities:
  Trade accounts payable                            $ 124,166
  Due to shareholder                                   54,583
  Trade deposits                                      402,957
  Income taxes payable                                105,814
  Accrued expenses                                     40,774
  Other liabilities                                    61,874
                                                    ---------
     Total current liabilities                        790,168

                                                    ---------
Stockholders' deficit:
  Ordinary share, HK$1 par value.  Authorized,
    issued and outstanding 10,000 shares                1,282
  Due from shareholder for unpaid ordinary
    shares issued                                      (1,282)
  Retained earnings                                         -
  Accumulated other comprehensive income                   29
  Distributions to shareholder                       (129,241)
                                                    ---------
   Total stockholders' deficit                       (129,212)
                                                    ---------

Commitments and contingencies

   Total liabilities and stockholders' deficit      $ 660,956
                                                    =========



See accompanying notes to consolidated financial statements.

           INTAC INTERNATIONAL HOLDINGS LIMITED

                      AND SUBSIDIARY



             Consolidated Statement of Income

            For the period from January 3, 2001
         (date of inception) to September 30, 2001

           (Expressed in United States dollars)



Net sales                                        $ 12,356,703

Cost of goods sold                                 (8,052,977)
Cost of goods sold - related party                 (3,735,080)
                                                 ------------

     Total cost of goods sold                     (11,788,057)
                                                 ------------

     Gross profit                                     568,646

Selling, general and administrative expenses         (194,247)
                                                 ------------

     Operating income                                 374,399

Other income (expense)
  Interest income                                         832
  Interest expense                                       (768)
  Other income                                             76
                                                 ------------

     Total other income (expense)                         140

                                                 ------------

Income before income taxes                            374,539

Income taxes                                          (83,780)
                                                 ------------

Net income                                       $    290,759
                                                 ============



See accompanying notes to consolidated financial statements.

                      INTAC INTERNATIONAL HOLDINGS LIMITED

                                 AND SUBSIDIARY



                 Consolidated Statement of Stockholders' Deficit
                            and Comprehensive Income

                       For the period from January 3, 2001
                    (date of inception) to September 30, 2001

             (Expressed in United States dollars, except par value)



                                      Due from
                                     shareholder
                                     for unpaid              Accumulated                     Total
                           Ordinary   ordinary                 other       Distributions     stock-
                 Ordinary   share      shares      Retained comprehensive       to           holders'
                  shares    amount     issued      earnings    income       shareholder      deficit
                ---------  --------  -----------   --------  ------------  -------------   ------------
Balances at
  January 3,            -   $     -    $       -   $      -    $        -        $     -    $         -
   2001
    Net income          -         -            -    290,759             -              -        290,759
    Foreign
    currency
    translation
     adjustment         -         -            -          -            29              -             29
                                                                                             ----------
Comprehensive
  income                                                                                        290,788
                                                                                             ==========
Issuance of
  10,000,
  HK$1 par value
  ordinary shares  10,000     1,282             -          -             -             -          1,282
Due from
  shareholder
  for unpaid
  ordinary
  shares issued         -         -       (1,282)          -             -              -        (1,282)
Distributions to
  shareholder           -         -            -    (290,759)            -       (129,241)     (420,000)
                  -------    ------    ---------   ---------    ----------     ----------    ----------

Balances at
  September 30,
  2001             10,000    $1,282    $  (1,282)  $       -    $       29     $ (129,241)   $ (129,212)
                  =======    ======    =========   =========    ==========     ==========    ==========




See accompanying notes to consolidated financial statements.

            INTAC INTERNATIONAL HOLDINGS LIMITED

                       AND SUBSIDIARY



            Consolidated Statement of Cash Flows

             For the period from January 3, 2001
          (date of inception) to September 30, 2001

            (Expressed in United States dollars)


Cash flows from operating activities:

Net income                                        $ 290,759
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation                                            190
Changes in operating assets and liabilities:
  Increase in trade accounts receivable              (1,074)
  Decrease in deposits and other receivable         129,488
  Increase in inventories                           (2,314)
  Increase in trade accounts payable                 81,314
  Increase in amount due to shareholder              54,583
  Increase in income taxes payable                   83,789
  Increase in trade deposits                        402,957
  Decrease in accrued expenses and other
   liabilities                                      (75,509)
                                                  ---------

Net cash provided by operating activities           964,183
                                                  ---------
Cash flows from investing activities:

Purchase of subsidiary (net of cash
  and cash equivalents acquired of $867)            (21,574)
                                                  ---------

Net cash used in investing activities               (21,574)
                                                  ---------
Cash flows from financing activities:

Distributions to shareholder
                                                   (420,000)
                                                  ---------

Net cash used in financing activities              (420,000)
                                                  ---------

Net increase in cash and cash equivalents           522,609

Cash and cash equivalents at beginning
  of period                                               -
                                                  ---------

Cash and cash equivalents at end of period        $ 522,609
                                                  =========



See accompanying notes to consolidated financial statements.

            INTAC INTERNATIONAL HOLDINGS LIMITED

                       AND SUBSIDIARY



            Consolidated Statement of Cash Flows

             For the period from January 3, 2001
          (date of inception) to September 30, 2001

            (Expressed in United States dollars)



Supplemental disclosures of cash flow information

Cash paid during the period for:
   Interest (net of amount capitalized of $0)        $    -
   Income taxes                                           -
                                                     ======




See accompanying notes to consolidated financial statements.

           INTAC INTERNATIONAL HOLDINGS LIMITED

                      AND SUBSIDIARY



        Notes to Consolidated Financial Statements

     As of September 30, 2001 and for the period from
                      January 3, 2001
         (date of inception) to September 30, 2001

           (Expressed in United States dollars)



1    General and Summary of Significant Accounting Policies

(a)  Description of Business and Basis of Presentation


     Intac International Holdings Limited ("INTAC") was incorporated in Hong Kong with limited liability on January 3, 2001 as Glory Team Limited under the Hong Kong Companies Ordinance. Pursuant to a special resolution passed on September 14, 2001, the name of the company was changed to Intac International Holdings Limited.

     INTAC and its subsidiary (the "Company") is a provider of distribution services to the wireless communications industry with operations primarily in the Hong Kong, Asia Pacific market. The Company distributes wireless handsets from leading manufacturers and other distributors to network operators, agents, resellers, dealers and retailers.

     The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US
     GAAP").

(b)  Principles of Consolidation

     The accompanying consolidated financial statements include the financial statements of INTAC and its wholly-owned subsidiary, New Tech Handels GmbH ("New Tech") (see note
     2). All significant intercompany balances and transactions have been eliminated in consolidation.

(c)  Goodwill

     In accordance with Statement of Financial Accounting
     Standards ("SFAS") No. 141, any goodwill and any intangible assets determined to have an indefinite useful life that is acquired in a business combination completed after June 30, 2001 will not be amortized and instead reviewed for impairment (see note 2).

           INTAC INTERNATIONAL HOLDINGS LIMITED

                      AND SUBSIDIARY



        Notes to Consolidated Financial Statements

     As of September 30, 2001 and for the period from
                      January 3, 2001
         (date of inception) to September 30, 2001

           (Expressed in United States dollars)



1    General and Summary of Significant Accounting Policies
     (continued)

(d)  Liquidity

     As of September 30, 2001, the Company has an accumulated deficit of $129,212 primarily due to distributions made to its principal shareholder. In October 2001, the Company raised $3,000,000 of equity financing (see note 8) and plans to raise additional equity financing as needed in 2001 and 2002 to fund future operations and expansion plans and to provide additional working capital. There is no assurance that such future financing will be consummated or obtained in sufficient amounts to meet the Company's needs. If the Company is unable to raise additional equity financing, the Company's expansion plans and operations would need to be significantly curtailed.

(e)  Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(f)  Inventories

     Inventories are stated at the lower of cost or market and are comprised of finished goods. Cost is determined using the weighted average method.

(g)  Equipment

     Equipment, consisting of office equipment, is stated in the accompanying consolidated financial statements at cost less accumulated depreciation.

     Depreciation on fixed assets is calculated on a straight-line basis over the estimated useful lives of the assets of three years.

(h)  Revenue recognition

     Revenue is recognized when goods are delivered at the customers' premises which is taken to be the point in time where the customer has accepted the goods and the related risks and rewards of ownership. Certain sales arrangements provide the Company the right to receive a contingent payment based on sales made by the customers. Contingent payment revenue for these arrangements is recognized on a cash basis.

     Receipts of cash in advance of shipment or delivery are recorded as trade deposits.

           INTAC INTERNATIONAL HOLDINGS LIMITED

                      AND SUBSIDIARY



        Notes to Consolidated Financial Statements

     As of September 30, 2001 and for the period from
                      January 3, 2001
         (date of inception) to September 30, 2001

           (Expressed in United States dollars)



1    General and Summary of Significant Accounting Policies
     (continued)

(i)  Income taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the period in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(j)  Foreign currency translation

     The functional currency of the Company is the Hong Kong dollars ("HK$"). The accompanying consolidated financial statements have been expressed in United States dollars, the reporting currency of the Company.

     Assets and liabilities of INTAC's foreign subsidiary have been translated at the rate of exchange at the end of each period. Revenues and expenses have been translated at the weighted average rate of exchange in effect during the respective period. Gains and losses resulting from translation are accumulated in other comprehensive income in stockholders' deficit.

(k)  Segmental Reporting

     SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information", establishes standards for reporting information about operating segments in financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

     For the period presented, the Company has one operating segment which is the sale of wireless handsets. The
     Company's sales for the period have been primarily in the Hong Kong, Asia Pacific market.

(l)  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with US GAAP. Actual results could differ from those estimates.

           INTAC INTERNATIONAL HOLDINGS LIMITED

                      AND SUBSIDIARY



        Notes to Consolidated Financial Statements

     As of September 30, 2001 and for the period from
                      January 3, 2001
         (date of inception) to September 30, 2001

           (Expressed in United States dollars)



1    General and Summary of Significant Accounting Policies
     (continued)

(m)  Impairment of Long-Lived Assets and Long-Lived Assets to Be
     Disposed Of

     The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(n)  Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments and litigation and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. In the opinion of management, after consultation with legal counsel, there are no claims, assessments and litigation against the Company.

(o)  Related Parties

     Parties are considered to be related to the Company if the Company has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decision, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

(p)  Concentration of Risks

     Three customers each accounted for more than 10% of the Company's sales for the period ended September 30, 2001, as follows:

     Company                         Sales percentage

     Sparkle Trading Company                      30%
     238 Telecom Limited                          18%
     Chun Wah Trading Company                     14%

           INTAC INTERNATIONAL HOLDINGS LIMITED

                      AND SUBSIDIARY



        Notes to Consolidated Financial Statements

     As of September 30, 2001 and for the period from
                      January 3, 2001
         (date of inception) to September 30, 2001

           (Expressed in United States dollars)



1    General and Summary of Significant Accounting Policies
     (continued)

(p)  Concentration of Risks (continued)


     The Company's product suppliers are concentrated in two vendors, as follows:

     Company                            Purchase percentage

     Mega Full Trading Company                          57%
     Tai Pan Trading GmbH ("Tai Pan")
     (see note 6)                                       32%

2    Acquisition

     On September 1, 2001, the Company acquired all of the outstanding shares of New Tech from a related party (see note 6). The results of New Tech have been included in the consolidated financial statements since that date. New Tech is incorporated and domiciled in Germany and is a distributor of wireless handset products. The aggregate purchase price was $22,441, which was paid in cash. The net purchase price of $21,574 was net of cash on hand at New Tech of $867.

     The following table summarizes the estimated fair value of the assets acquired and liabilities assumed as of the date of acquisition.

     Current assets other than deferred tax asset       $ 200,345
     Property and equipment                                 5,513
                                                        ---------

        Total assets acquired                             205,858

      Current liabilities                                (242,438)
                                                        ---------

        Net liabilities assumed                         $ (36,580)
                                                        =========

     The excess of the purchase price over the fair value of the net liabilities assumed represented goodwill. In accordance with SFAS No. 141, any goodwill and any intangible asset determined to have an indefinite useful life that is acquired in a business combination completed after June 30, 2001 will not be amortized and instead reviewed for impairment (see note 9).

           INTAC INTERNATIONAL HOLDINGS LIMITED

                      AND SUBSIDIARY



        Notes to Consolidated Financial Statements

     As of September 30, 2001 and for the period from
                      January 3, 2001
         (date of inception) to September 30, 2001

           (Expressed in United States dollars)



2    Acquisition (continued)

     The pro forma financial information in the following table is unaudited and illustrates the combined results of operations of the Company and New Tech for the period from January 3, 2001 (date of inception) to September 30, 2001 as if the acquisition of New Tech had occurred as of January 3, 2001. The pro forma financial information is presented for informational purposes and is not necessarily indicative of the results of operations which would have occurred had the Company and New Tech constituted a single entity as of January 3, 2001. The pro forma financial information is also not necessarily indicative of the future results of operations of the combined Company.

     Net sales                                        $12,965,442
                                                      ===========

     Income before income taxes                       $   285,361
                                                      ===========

     Net income                                       $   214,883
                                                      ===========

     The pro forma combined net income does not reflect any amortization of goodwill.

3    Fair Value of Financial Instruments

     The carrying amounts of trade accounts receivable, deposits and other receivable, and trade accounts payable as of September 30, 2001 approximate their fair values because of the short maturity of these instruments.

4    Equipment, net

     As of September 30, 2001, equipment represents:

     Office equipment                                    $  6,988
     Less: Accumulated depreciation                        (1,649)
                                                         --------

                                                         $  5,339
                                                         ========

5    Income Taxes

     Income tax expense reported in the consolidated statements of income is attributable to operations and consisted of current tax expense of $83,780. No deferred tax expense/benefit has been provided as the amount of temporary differences was immaterial.

           INTAC INTERNATIONAL HOLDINGS LIMITED

                      AND SUBSIDIARY



        Notes to Consolidated Financial Statements

     As of September 30, 2001 and for the period from
                      January 3, 2001
         (date of inception) to September 30, 2001

           (Expressed in United States dollars)

5    Income Taxes (continued)

     The Company is subject to income taxes on income arising in or derived from the tax jurisdiction in which it is domiciled and operates and accordingly, is subject to Hong
     Kong profits tax at 16% on the estimated assessable profits for the period.

     Income tax expense attributable to income from operations for the period ended September 30, 2001 differed from the amounts computed by applying the Hong Kong profits tax rates of 16% to pre-tax income from operations as a result of the following:

     Computed "expected" tax expense                      $59,926
     Non-deductibility of acquisition related
       expenses                                            20,437
     Other                                                  3,417
                                                          -------

                                                          $83,780
                                                          =======

6    Related Party Transactions

(a)  As of September 30, 2001, the Company's two shareholders,
     Mr Wei Zhou and Ms Yip Yin Kwan are the beneficial owners of 99% and 1% of the Company's issued outstanding ordinary shares, respectively.

(b) Mr Zhou is the President, Treasurer and Director of the Company. As of September 30, 2001, Mr Zhou had made advances to the Company amounting to $54,583. On September 21, 2001, Mr Zhou received a distribution of all profits of $290,759 and an additional distribution of $129,241 from the Company. The distributions to Mr Zhou totalling $420,000 were used to acquire on September 30, 2001 a controlling interest (51.7%) in Commodore Minerals, Inc. ("Commodore"), a company incorporated in the State of Nevada, United States of America. The distributions have been accounted for as a reduction of stockholders' deficit in the accompanying consolidated financial statements.
     Such additional distribution will be offset against retained earnings upon the generation of sufficient net income in future periods.

(c) Mr Zhou provided services to the Company for no consideration and accordingly, no salary expenses for his services have been reflected in the accompanying consolidated financial statements.

(d) On August 31, 2001, INTAC acquired all of the outstanding shares of New Tech, an entity whose controlling interest (80%) was held by Ms Yiling Huang, the wife of Mr Zhou. The remaining 20% minority interest was held by an independent third party. INTAC and New Tech were not considered to be entities under common control prior to August 31, 2001.

(e) Prior to August 31, 2001, Mr Zhou held a 50% equity interest in Tai Pan, a principal supplier of the Company. On August 31, 2001, Mr Zhou sold his 50% equity interest in Tai Pan to his wife, Ms Yiling Huang. During the period presented, total cost of goods sold relating to products supplied by Tai Pan was $3,735,080.

           INTAC INTERNATIONAL HOLDINGS LIMITED

                      AND SUBSIDIARY



        Notes to Consolidated Financial Statements

     As of September 30, 2001 and for the period from
                      January 3, 2001
         (date of inception) to September 30, 2001

           (Expressed in United States dollars)



6    Related Party Transactions (continued)

     (f) The Company issued 10,000 HK$1 ordinary shares to its shareholders which have not been paid as of September 30, 2001. The amount of $1,282 due from the shareholders is accounted for as a reduction of stockholders' deficit in the accompanying consolidated financial statements.

7    Commitments and Contingencies

     As of September 30, 2001, the total future minimum lease payments under non-cancelable operating leases of the Company's office facilities are as follows:

     Period ending September 30,

     2002                                              $28,529
     2003                                               18,456
     2004                                                3,239
     2005                                                    -
     2006                                                    -
                                                       -------

                                                       $50,224
                                                       =======

     For the period presented, rental expenses which were included in selling, general and administrative expenses amounted to $17,477.

8    Subsequent Events

     On October 13, 2001, Commodore acquired ownership of all the outstanding shares of INTAC by issuing 5,000,000 shares of its common stock in exchange for 100% of the common stock of INTAC. Commodore's acquisition of INTAC will be accounted for as a reverse acquisition, in which INTAC will be treated as having acquired Commodore for financial reporting purposes. On the same day, Commodore began doing business as INTAC International.

     On October 25, 2001, INTAC International issued 545,455 shares of common stock to a single private investor raising gross proceeds of approximately $3,000,000 for general working capital purposes.

     As of September 30, 2001, New Tech has an accumulated deficit of $54,570. Under German laws, an entity with an accumulated deficit is required to take remedial action or file bankruptcy as soon as management becomes aware of the situation. Corrective measures would include among other things, a binding shareholders' resolution to contribute sufficient capital in the entity. On December 12, 2001, the shareholders of INTAC passed a binding resolution to make a capital contribution to New Tech in the event a deficit remained at December 31, 2001.

           INTAC INTERNATIONAL HOLDINGS LIMITED

                      AND SUBSIDIARY



        Notes to Consolidated Financial Statements

     As of September 30, 2001 and for the period from
                      January 3, 2001
         (date of inception) to September 30, 2001

           (Expressed in United States dollars)



9    Impact of New Accounting Standards

     SFAS Nos. 141 and 142

     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Intangible Assets". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001. SFAS No. 141 also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill and those acquired intangible assets that are required to be included in goodwill. SFAS No. 142 will require that goodwill no longer be amortized, but instead tested for impairment at least annually. SFAS No. 142 will also require recognized intangible assets be amortized over their respective estimated useful lives and reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Any recognized intangible asset determined to have an indefinite useful life will not be amortized, but instead tested for impairment in accordance with the Standard until its life is determined to no longer be indefinite.

     The provisions of SFAS Nos. 141 and 142 shall be applied for fiscal years beginning after December 15, 2001, to all goodwill and other intangible assets recognized in an entity's statement of financial position at the beginning of that fiscal year, regardless of when those previously recognized assets were initially recognized, with the exception of the immediate requirement to use the purchase method of accounting for all future business combinations completed after June 30, 2001. However, any goodwill and any intangible asset determined to have an indefinite useful life that is acquired in a business combination completed after June 30, 2001 will not be amortized and instead reviewed for impairment in accordance with APB No. 17 or SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", until the date SFAS No. 142 is applied in its entirety.

     SFAS No. 141 will require the Company to evaluate its existing intangible assets and goodwill and to make any necessary reclassifications in order to conform to the new separation requirements at the date of adoption. Upon adoption of SFAS No. 142, the Company will be required to reassess the useful lives and residual values of all intangible assets and make any necessary amortization period adjustments.

     In connection with the transitional impairment evaluation, SFAS No. 142 will require the Company to perform an assessment of whether there is an indication that goodwill is impaired as of the date of adoption. Because of the extensiveness of the efforts needed to comply, it is not practicable to reasonably estimate the impact of the adoption of these Statements on the Company's consolidated financial statements.

           INTAC INTERNATIONAL HOLDINGS LIMITED

                      AND SUBSIDIARY


        Notes to Consolidated Financial Statements

     As of September 30, 2001 and for the period from
                      January 3, 2001
         (date of inception) to September 30, 2001

           (Expressed in United States dollars)



9    Impact of New Accounting Standards (continued)

     SFAS No. 144

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes both SFAS No. 121, and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" (Opinion
     30), for the disposal of a segment of a business (as previously defined in that Opinion). SFAS No. 144 retains the fundamental provisions in SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS No. 121. For example, SFAS No. 144 provides guidance on how a long-lived asset that will be disposed of other than by sale. SFAS No. 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike SFAS No. 121, an impairment assessment under SFAS No. 141 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under SFAS No. 142, "Goodwill and Other Intangible Assets".

     The Company is required to adopt SFAS No. 144 no later than the fiscal year beginning after December 15, 2001. Management does not expect the adoption of SFAS No. 144 for long-lived assets held for use to have a material impact on the Company's consolidated financial statements because the impairment assessment under SFAS No. 144 is largely unchanged from SFAS No. 121. The provisions of the Statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities. Therefore, management cannot determine the potential effects that adoption of SFAS No. 144 will have on the Company's consolidated financial statements.

     SFAS No. 133

     In June 1998, FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to adopt its provisions for all fiscal quarters of all fiscal years beginning after June 15, 2000, as deferred by SFAS No. 137. Earlier application of all of the provisions of SFAS No. 133 is permitted, but the provisions cannot be applied retroactively to financial statements of prior periods. SFAS No. 133, as amended by SFAS No. 138, standardizes the accounting for derivative instrument by requiring that an entity recognize those items as assets or liabilities in the balance sheet and measure at fair value. The adoption of SFAS No. 133 did not have a material impact on the Company's consolidated financial statements. The Company does not hold nor has it entered into any derivative contracts for the period presented.

                   Independent Auditors' Report


The Board of Directors
New Tech Handels GmbH:


We have audited the accompanying balance sheets of New Tech Handels GmbH, Frankfurt am Main, as of December 31, 2000 and August 31, 2001, and the related statements of operations, stockholders' equity (deficit) and cash flows for the periods from January 20, 2000 (inception) through December 31, 2000 and from January 1, 2001 through August 31, 2001. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Tech Handels GmbH as of December 31, 2000 and August 31, 2001 and the results of its operations and its cash flow for the periods from January 20, 2000 (date of inception) through December 31, 2000 and from January 1, 2001 through August 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


Frankfurt, Germany
December 14, 2001


KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft




D. Nelson                P. Hubbard
CPA                      Chartered Accountant
                         Wirtschaftsprufer

                          NEW TECH HANDELS GmbH

                              Balance Sheets

               (Expressed in U.S dollars, except par value)


                                                   December 31,      August 31,
                                                       2000             2001
                        Assets                     ------------     ------------

Current assets:

 Cash and cash equivalents                         $    22,560      $       867

 Trade receivables                                      69,225           25,986

 Deposits and other receivables                        345,268          172,570

 Due from officers and employees                            --              922

 Inventory                                              32,493               --
                                                   -----------      -----------
      Total current assets                             469,546          200,345
                                                   -----------      -----------
Equipment, net                                           5,712            5,513
                                                   -----------      -----------
      Total assets                                 $   475,258      $   205,858
                                                   ===========      ===========

     Liabilities and Stockholders' Equity (Deficit)

Current liabilities:

 Trade accounts payable                            $    83,721      $    42,742

 Due to officers and employees                           5,866               --

 Note payable                                          245,785          144,026

 Accrued liabilities                                    31,283            7,333

 Taxes payable                                          22,797           21,968

 Other liabilities                                      44,050           26,369
                                                   -----------      -----------
      Total current liabilities                        433,502          242,438
                                                   -----------      -----------


Stockholders' equity (deficit):
 Common stock, Euro 1 par value, Authorized,
  issued and outstanding 25,000 shares                  25,331           25,331
 Retained earnings (accumulated deficit)                17,865          (57,651)
 Accumulated other comprehensive income                 (1,440)          (4,260)
                                                   -----------      -----------

      Total stockholders' equity (deficit)              41,756          (36,580)


                                                   -----------      -----------
      Total liabilities and stockholders'
         equity (deficit)                          $   475,258      $   205,858
                                                   ===========      ===========


See accompanying notes to financial statements.

                           NEW TECH HANDELS GmbH

                          Statements of Operations

                For the periods from January 20, 2000 (inception)
                 to December 31, 2000 and from January 1, 2001
                             to August 31, 2001

                         (Expressed in U. S. dollars)


                                                January 20,      January 1,
                                                   2000             2001
                                                    to               to
                                                December 31,     August 31,
                                                   2000             2001
                                                -----------     -----------
Net sales                                       $ 3,368,712     $   756,037

Cost of goods sold                               (3,236,015)       (707,095)
                                                -----------     -----------

    Gross profit                                    132,697          48,942

Selling, general and administrative expenses        (87,570)       (122,922)
                                                -----------     -----------
    Operating income (loss)                          45,127         (73,980)


Other income (expense):
 Interest expense                                    (5,558)        (13,716)
 Other income (expense)                                 669          12,180
                                                -----------     -----------
    Total other income (expense)                     (4,889)         (1,536)
                                                -----------     -----------
    Income (loss) before taxes                       40,238         (75,516)

Taxes on income                                     (22,373)             --
                                                -----------     -----------

    Net income (loss)                           $    17,865     $   (75,516)
                                                ===========     ===========


See accompanying notes to financial statements.

                         NEW TECH HANDELS GmbH

                Statements of Stockholders' Equity (Deficit)

              For the period from January 20, 2000 (inception)
               to December 31, 2000 and from January 1, 2001
                           to August 31, 2001

                     (Expressed in U. S. dollars)

                                                                     Retained      Accumulated       Total
                                                                     earnings/       other        stockholders'
                                                       Common      (accumulated   comprehensive      equity
                                          Shares        Stock         deficit)       income         (deficit)
                                        -----------  -----------   -------------  -------------   -------------
Common stock issued January 20, 2000         25,000  $    25,331   $          --  $          --   $      25,331


Net income                                       --           --          17,865             --          17,865

Foreign currency translation adjustment          --           --              --          (1,440)        (1,440)
                                        -----------  -----------   -------------  --------------  -------------

Balance at December 31, 2000                 25,000       25,331          17,865          (1,440)        41,756

Net loss                                         --           --         (75,516)             --        (75,516)

Foreign currency translation adjustment          --           --              --          (2,820)        (2,820)
                                        -----------  -----------   -------------  --------------  -------------

Balance at August 31, 2001                  25,000   $   25,331    $     (57,651) $       (4,260) $     (36,580)
                                        ==========   ==========    =============  ==============  =============


See accompanying notes to financial statements.

                         NEW TECH HANDELS GmbH

                        Statements of Cash Flows

             For the period from January 20, 2000 (inception)
                      to December 31, 2000 and from
                   January 1, 2001 to August 31, 2001

                      (Expressed in U. S. dollars)

                                                                2000            2001
                                                            ------------    -----------
Cash flows from operating activities:
 Net income (loss)                                          $     17,865    $   (75,516)
 Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
   Depreciation                                                    3,732          1,335
   Changes in operating assets and liabilities:
    Trade receivables                                            (69,225)        43,239
    Deposits and other receivables                              (345,268)       172,698
    Due to / from officers and employees                           5,866         (6,788)
    Inventory                                                    (32,493)        32,493
    Accounts payable                                              83,721        (40,979)
    Note payable                                                 245,785       (101,759)
    Accrued liabilities                                           31,283        (23,950)
    Taxes payable                                                 22,797           (829)
    Other liabilities                                             44,050        (17,681)
                                                            ------------    -----------
     Net cash provided by (used in) operating activities           8,113        (17,737)
                                                            ------------    -----------

Cash flows from investing activities:
 Purchase of furniture and equipment                              (9,444)        (1,136)
                                                            ------------    -----------
     Net cash used in investing activities                        (9,444)        (1,136)
                                                            ------------    -----------

Cash flows from financing activities:
 Proceeds from issuance of common stock                           25,331             --
                                                            ------------    -----------

     Net cash provided by financing activities                    25,331             --
                                                            ------------    -----------
Effect of foreign exchange rates on
  cash and cash equivalents                                      (1,440)         (2,820)
                                                            ------------    -----------

     Net increase (decrease) in cash and cash
       equivalents                                                22,560        (21,693)
                                                            ------------    -----------

Cash and cash equivalents at beginning of period                      --         22,560
                                                            ------------    -----------
Cash and cash equivalents at end of period                  $     22,560    $       867
                                                            ============    ===========

Cash paid for interest                                      $      5,558    $    13,716
                                                            ============    ===========


See accompanying notes to financial statements.

                       NEW TECH HANDELS GmbH

                   Notes to Financial Statements

               December 31 2000 and August 31, 2001


(1)  General and Summary of Significant Accounting Policies

  (a)  Description of Business

       New Tech Handels GmbH (New Tech or the Company) was incorporated in January 2000. New Tech conducts business as a distributor of wireless handsets in the global wireless telecommunications markets. Its customers include wholesalers, agents, retailers and other wireless equipment distributors. New Tech acquires its wireless products from manufacturers and other distributors, mostly in Germany, and sells them usually to foreign countries.

       The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US
       GAAP").

  (b)  Use of Estimates

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with US GAAP. Actual results could differ from those estimates.

  (c)  Liquidity

       For the period from January 1, 2001 to August 31, 2001, the Company operated at a loss and has an accumulated negative stockholders' equity of $36,580. Management is of the opinion that operations will become profitable beginning in the last quarter of the year and that as of December 31, 2001 the Company will have positive equity. In the event operations do not produce positive equity by the end of the year, the Company's parent (see note 9) intends to make a capital contribution in the amount necessary to produce positive equity.

  (d)  Cash and Cash Equivalents

       The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  (e)  Equipment

       Equipment consists primarily of office and computer equipment and is stated at cost less accumulated depreciation. Depreciation is completed using an approximation to the straight-line method over the respective asset's life. Expenditures for maintenance are charged to expense as incurred. There is no equipment under capital leasing.

  (f)  Inventories

       Inventories are stated at the lower of cost or market and are comprised of finished goods. Cost is determined using the weighted average method.

                       NEW TECH HANDELS GmbH

                   Notes to Financial Statements

               December 31 2000 and August 31, 2001


  (g)  Revenue Recognition

       Revenue is recorded at the time the product is shipped or product ownership is transferred to the customer.
       Receipts of cash in advance of shipment or transfer are recorded as deferred revenue and recognized when the product is shipped or ownership is transferred.

  (h)  Income Taxes

       Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the period in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       A Valuation allowance on deferred tax assets is recorded if it is more likely than not that some portion or all of the deferred tax assets will not be realized through recovery of taxes previously paid and/or future taxable income. The allowance is subject to ongoing adjustments based on changes in circumstances that affect the Company's assessment of the realizability of the deferred tax assets. The Company has reviewed its deferred tax assets as of August 31, 2001, and based on this review, believes a 100% allowance is required.

  (i)  Foreign Currency Translation

       The functional currency of the Company is the German Mark.
       The accompanying financial statements have been expressed in United States dollars, which is the reporting currency of the Company.

       Assets and liabilities of the Company have been translated at the currency exchange rate at the balance sheet dates. Equity is translated at the historical exchange rate. Revenues and expenses have been translated at the average rate for the accounting period. The translation differences that arise are shown as other comprehensive income (loss) in stockholders' equity.


  (j)  Segment Reporting

       Statement of Financial Accounting Standards ("SFAS") No. 131 "Disclosures about Segments of an Enterprise and Related Information", establishes standards for reporting information about operating segments in financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

       For the period presented, the Company has one operating segment which is the sale of wireless handsets. The
       Company's sales for the period have been primarily in the European market.

                       NEW TECH HANDELS GmbH

                   Notes to Financial Statements

               December 31 2000 and August 31, 2001


  (k)  Commitments and Contingencies

       Liabilities for loss contingencies arising from claims, assessments and litigation and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. In the opinion of management, after consultation with legal counsel, there are no claims, assessments and litigation against the Company.


  (l)  Related Party Transactions

       Prior to August 31, 2001, Ms Yiling Huang was the majority stockholder of the Company (see note 8). As of December
       31, 2000, Ms Huang had advanced $5,866 to the Company.


  (m)  Concentration of Risks

       5 Customers each accounted for more than 10% of the Company's sales for the periods ended December 31, 2001, and/or August 31, 2001, as follows:

                                         12/31/2000         8/31/2001
                                         -----------        ---------
       Company                                 Sales Percentage
       -------                           ----------------------------

       Interconnect GmbH, Aachen               18             48
       Hold Partners Sarl, Luxembourg          --             28
       238 Telecom Ltd., Hong Kong             31             --
       Sparkle Trading Company Ltd.,
         Hong Kong                             28             --
       Interstone Trading Ltd., London         13             --


(2)  Fair value of financial instruments
     The carrying amounts of trade accounts receivable, deposits and other receivable and trade accounts payable as of December 31, 2000 and August 31, 2001 approximate their fair values because of the short maturity of these instruments.


(3)  Inventory
     The inventories as of December 31, 2000 comprise finished goods, which are stated at the lower of cost or market.

                       NEW TECH HANDELS GmbH

                   Notes to Financial Statements

               December 31 2000 and August 31, 2001

(4)  Equipment, Net
     Equipment as of December 31, 2000 and August 31, 2001 comprises a copy machine, a laserfax and two notebooks. The balances were:

                                               12/31/2000   8/31/2001
                                               -----------  ----------

           Office equipment                      $  9,444    $ 10,447
           Less: Accumulated depreciation           3,732       4,934
                                                 --------    --------
                                                 $  5,712    $  5,513
                                                 ========    ========

(5)  Deposits and Other Receivables
     Deposits and other receivables consist primarily of recoverable value added tax of $345,268 at December 31, 2000 and $157,380 at August 31, 2001.


(6)  Related Party Transactions
     Prior to August 31, 2001, Ms Yiling Huang was the majority stockholder of the Company (see note 8). As of December 31,
     2000, Ms Huang had advanced $5,866 to the Company.


(7)  Note Payable
     Note payable consists of a note payable to Wai Luen International Trading Company in the original amount of $240,818. The loan originated on October 30, 2000 and has an annual interest rate of 9.9%. The loan was used to finance inventory purchases. The balance of the loan as of December 31, 2000 was $240,818. The balance of the loan at August 31, 2001 was $139,240. The loan was paid off in full on October 2, 2001.

(8)  Income Taxes
     Total income taxes for the periods ended December 31, 2000 and August 31, 2001 were included in net income/net loss as follows:

                                                   2000        2001
                                                 --------    --------
           Income tax expense                    $ 22,373    $      0
                                                 ========    ========

     Income tax expense attributable to income from continuing operations was $22,373 in 2000 and $0 in 2001. This differed from the amounts computed by applying the German income tax rate of 53.8% in 2000 and 41.1% in 2001 (comprising trade tax on income, corporation tax and solidarity surcharge) as follows:

                                                   2000        2001
                                                 --------    --------
           Computed "expected" tax
              expense/credit                     $ 21,648    $(31,037)
           Increased in valuation allowance             0      31,037
           Sundry permanent differences               725           0
                                                 --------    --------
                                                 $ 22,373    $      0
                                                 ========    ========

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets at August 31, 2001 are as follows:

                                                   2000        2001
                                                 --------    --------
           Net operating loss carryforwards      $      0    $ 31,037
           Less valuation allowance                     0     (31,037)
                                                 --------    --------
           Net deferred tax assets               $      0    $      0
                                                 ========    ========

(9)  Ownership Change
     Effective August 31, 2001, INTAC International Holdings, Limited (INTAC) (then known as Glory Team Limited) acquired all of the outstanding capital stock of the company for $22,694. Effective with the start of business on September 1, 2001, the Company became a wholly-owned subsidiary of INTAC. INTAC is a Hong Kong corporation engaged in the business of distributing wireless handsets in the global wireless telecommunications markets. INTAC intends to use New Tech as a major source of wireless handsets.

                       NEW TECH HANDELS GmbH

                   Notes to Financial Statements

               December 31 2000 and August 31, 2001


(10)   Impact of New Accounting Standards


   SFAS No. 133
   ------------

   In June 1998, FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133, standardizes the accounting for derivative instruments by requiring an entity to recognize those items as assets or liabilities in the balance sheet and measure them at fair value. The Company adopted SFAS No. 133 on January 1, 2001, as required, and the effect was not significant. The Company does not hold nor has it entered into any derivative contracts for the periods presented.


   SFAS Nos. 141 and 142
   ---------------------

   In June 2001, the FASB issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Intangible Assets". Statement 141 requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001. Statement 141 also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill and those acquired intangible assets that are required to be included in goodwill. Statement 142 will require that goodwill no longer be amortized, but instead tested for impairment at least annually. Statement 142 will also require recognized intangible assets be amortized over their respective estimated useful lives and reviewed for impairment in accordance with Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of".
   The Company does not anticipate that the adoption of Statements 141 and 142 will have an effect on the Company's financial statements.


   SFAS No. 144
   ------------

   In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (Statement
   144), which supersedes both SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (Statement 121) and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" (Opinion 30), for the disposal of a segment of a business (as previously defined in that Opinion).


   The Company is required to adopt Statement 144 no later than the fiscal year beginning after December 15, 2001. Management does not expect the adoption of Statement 144 for long-lived assets held for use to have a material impact on the Company's consolidated financial statements.

         INTAC INTERNATIONAL HOLDINGS LIMITED
  UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS



Basis of Presentation

The following unaudited combined pro forma financial statements give effect to the acquisition of Intac
International Holdings Limited (Formerly Glory Team Limited)
(INTAC) by Commodore Minerals, Inc.(Commodore) in a transaction to be accounted for under the purchase method of accounting as a reverse acquisition as if Intac had acquired
Commodore.

Under this method of accounting, the combined Company's historical results for periods prior to the merger will be those of INTAC. On the date of the merger, the assets and liabilities of Commodore will be recorded at their fair value. The following combined unaudited pro forma balance sheet is based upon the individual balance sheets of Commodore and INTAC and has been prepared to reflect the acquisition of INTAC by Commodore, accounted for as a reverse acquisition, as of September 30, 2001. Such unaudited combined pro forma information is based upon the historical balance sheets of INTAC and Commodore as of that date. The unaudited combined pro forma statement of operations gives effect to the merger of INTAC and Commodore by combining the consolidated results of operations for the period from January 3, 2001 (date of inception) through September 30, 2001 for INTAC and the results of operations for the period from January 3, 2001 through September 30, 2001 for Commodore. The unaudited combined pro forma statement of operations also includes the results of operations for the period from January 3, 2001 through August 31, 2001 for New Tech Handels GmbH which was acquired by INTAC August 31, 2001 and thereafter became a wholly-owned subsidiary of INTAC. The pro forma results of operations show the results as if all acquisitions had taken place on January 3, 2001. These unaudited combined pro forma financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Intac International Holdings Limited and New Tech Handels GmbH included elsewhere in this filing.

The combined Company unaudited pro forma consolidated balance sheet and statement of operations do not purport to represent what the financial position or results of operations actually would have been if the mergers had occurred as of such dates, or what such results will be for future periods.


                             INTAC INTERNATIONAL HOLDINGS LIMITED
                          UNAUDITED COMBINED PRO FORMA BALANCE SHEET


                                     September 30, 2001

                                           ASSETS

                  Intac International   Commodore                           Pro forma
                    Holdings Limited   Minerals, Inc.   Adjustments          Combined
                 -------------------- ---------------- -------------     ---------------
Current assets      $  596,502           $   9,247                        $    605,749

Equipment, net           5,339                   -                               5,339

Goodwill                59,115                   -       20,821,591(a)(b)   20,880,706
                    --------------       ------------   -------------     ------------
                    $  660,956           $   9,247      $20,821,591       $ 21,491,794
                    ==============       ============   =============     ============


       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities $  790,168           $  10,838      $    150,000(b)   $    951,006
                    --------------       ------------   ------------      ------------

Stockholders' equity
  (deficit) Common
    stock                1,282              13,544             5,000 (a)        18,544
                                                              17,262 (a)
                                                             (18,544)(a)
   Additional paid
   in capital                -              69,456           (69,456)(a)    20,652,738
                                                          20,652,738 (a)
   Due from shareholder
     for ordinary
      shares            (1,282)                 -                               (1,282)
   Distributions to
     shareholders     (129,241)                 -                             (129,241)

   Accumulated deficit/
    other comprehensive
     income                 29            (84,591)            84,591 (a)            29
                     -------------      ------------    ------------      ------------
                      (129,212)           (1,591)         20,671,591        20,540,788
                     -------------      ------------    -----------       -------------

                     $ 660,956         $    9,247       $20,821,591       $ 21,491,794
                     =============      ============    ===========       =============


See accompanying "Notes to Unaudited Combined Pro Forma Financial Statements"


                                    INTAC INTERNATIONAL HOLDINGS LIMITED
                            UNAUDITED COMBINED PRO FORMA  STATEMENT OF OPERATIONS

                   For the period from January 3, 2001 (Inception) through September 30, 2001


                                For the period from January 3, 2001         New Tech
                                      to September 30, 2001               Handels GmbH                    Pro forma
                              ---------------------------------------   (January 3, 2001    ------------------------------------
                                Intac International     Commodore          through           Acquisition
                                  Holdings Limited     Minerals, Inc.   August 31, 2001)     Adjustments           Combined
                              ---------------------  ----------------  -------------------  ----------------   -----------------
Net sales                          $    12,356,703        $         -     $       756,037      $  (147,298) (c)    $  12,965,442
Cost of goods sold                     (11,788,057)                 -            (707,095)         147,298  (c)      (12,347,854)
                                  ----------------      --------------   -----------------  --------------     -----------------
          Gross profit                     568,646                  -              48,942                -               617,588
                                  ----------------      --------------   -----------------  --------------     -----------------
Selling, general and administrative
     expenses                             (194,247)            (70,066)          (122,922)          6,750   (d)         (515,485)
                                                                                                  (90,000)  (e)
                                                                                                  (45,000)  (f)
                                  ----------------       -------------    ---------------   -------------      -----------------
Operating income (loss)                    374,399             (70,066)           (73,980)       (128,250)               102,103

Other income (expenses):
   Interest expense                           (768)                  -            (13,716)              -                (14,484)
   Other income (expense)                      908                   -             12,180                                 13,088
                                  ----------------       -------------    ---------------   -------------      -----------------
          Total other income
           (expense)                           140                   -             (1,536)              -                 (1,396)
                                  ----------------       -------------    ---------------   --------------     -----------------

          Income (loss) before
           taxes                           374,539             (70,066)           (75,516)       (128,250)               100,707

Taxes on income                            (83,780)                  -                  -          28,600   (g)          (55,180)
                                  ----------------       -------------    ---------------   -------------      -----------------

          Net income (loss)       $        290,759       $      (70,066)   $      (75,516)   $    (99,650)         $      45,527
                                  ================       ==============    ==============    ============      =================

  See accompanying "Notes to Unaudited Combined Pro Forma Financial Statements"

            INTAC INTERNATIONAL HOLDINGS LIMITED

  NOTES TO UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS


(a)  To record the acquisition of Intac International
Holdings Limited (INTAC) by Commodore Minerals, Inc. (Commodore). The acquisition will be accounted for as a purchase business combination with INTAC treated as the accounting acquirer. In addition, the pro forma entries adjust the historical capital structure of INTAC to the capital structure of Commodore, the legal surviving corporation in the merger. The unaudited combined pro forma statement of operations also includes the results of operations for the period from January 3, 2001 through August 31, 2001 for
New Tech Handels GmbH which was acquired by INTAC August 31, 2001 and thereafter became a wholly-owned subsidiary of INTAC. This combined unaudited pro forma statement of operations show the results of operations as if all acquisitions had taken place on January 3, 2001

The unaudited combined pro forma balance sheet has been prepared to reflect the acquisition of INTAC by Commodore for consideration of $20,820,000 which is summarized as follows:

     Fair Value of Common Shares      $20,300,000
     Cash Consideration                   370,000
     Direct Acquisition Costs             150,000
                                      -----------
                                      $20,820,000
                                      ===========

The Fair Value of Common Shares relates to 5,000,000 shares of common stock of Commodore. The shares of Commodore at October 13, 2001 have been valued at $4.06 per share, resulting in a value assigned to the shares of $20.3 million. The $4.06 per share is based on the average share price for the five day period with October 12, 2001 as the midpoint.
The value of the merger consideration was determined based upon the market value of the Commodore stock because the INTAC common stock is not publicly traded. Cash consideration relates to the amount initially paid by Mr. Zhou to acquire the controlling interest in Commodore. The following table summarizes the allocation of the $20.8 million purchase price:

        Current Assets          $             9,247
        Current Liabilities                 (10,838)
        Goodwill                         20,821,591
                                       ------------
         Total purchase price   $        20,820,000
                                       ============


Because the merger was recorded after June 30, 2001, no goodwill amortization is shown in the unaudited combined pro forma statement of operations. The purchase price allocation and is preliminary. Accordingly, the allocation of the purchase price may differ from the final purchase price allocation.

(b) To accrue professional fees considered to be direct costs of the acquisition.

(c)  To eliminate product sales from New Tech to INTAC.

(d)  To eliminate management fee payments to the previous
     Chief Executive Officer of Commodore.

(e) To record payments which would have been required to be made to the Chief Executive Officer of INTAC under an employment agreement.

(f) To record payments which would have been made to the Vice President - Finance of INTAC under a consulting services agreement.

(g)  To record income tax effect of pro forma adjustments.